                                                                   Exhibit 99.6

                                                          LOAN NO. 26-5330821

===============================================================================




                              PARK PLAZA MALL, LLC,
                      a Delaware limited liability company

                                  as Mortgagor

                                       to

                           FIRST UNION NATIONAL BANK,

                                  as Mortgagee

                          ---------------------------

                         MORTGAGE AND SECURITY AGREEMENT

                          ---------------------------

                              Date: April 20, 2000

                   PREPARED BY AND UPON RECORDATION RETURN TO:

                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                        Attention: Corey A. Tessler, Esq.

===============================================================================

THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF ARKANSAS, COUNTY OF PULASKI, SECTION 1, TOWNSHIP 1 NORTH, RANGE 13 WEST, KNOWN BY THE STREET ADDRESS OF 6000 W. MARKHAM, LITTLE ROCK, ARKANSAS 72205

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF MORTGAGOR, AS "DEBTOR", AND MORTGAGEE, AS "SECURED PARTY".


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                         MORTGAGE AND SECURITY AGREEMENT

            THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made as of April 20, 2000 by PARK PLAZA MALL, LLC, a Delaware limited liability company, as Mortgagor ("Mortgagor"), whose address is c/o First Union Real Estate Equity and Mortgage Investments, 551 Fifth Avenue, Suite 1416, New York, New York 10176, to FIRST UNION NATIONAL BANK, a national banking association, as Mortgagee ("Mortgagee"), whose address is One First Union Center DC-6, Charlotte, North Carolina 28288-0166.

                              W I T N E S S E T H:

            THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS TO MORTGAGEE, with power of sale, all of Mortgagor's estate, right, title and interest in, to and under any and all of the following described property (i.e.
(A)-(P) below), whether now owned or hereafter acquired by Mortgagor (collectively, the "Mortgaged Property"):

                        (A) All that certain real property situated in the
            County of Pulaski, State of Arkansas, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Premises"), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, including but not limited to those described in Exhibit A-1, attached hereto and made a part hereof and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

                        (B) All structures, buildings and improvements of every
            kind and description now or at any time hereafter located or placed on the Premises (the "Improvements");

                        (C) All furniture, furnishings, fixtures, goods,
            equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

                        (D) All easements (including, without limitation, that
            certain Construction, Operation and Reciprocal Easement Agreement dated December 15, 1986, executed by
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            Herring-Marathon Master Partnership B, a Texas general partnership
            ("Developer"), Construction Developers, Incorporated a Delaware corporation ("Condev") and Dillard Department Stores, Inc., a Delaware corporation ("Dillard"), as same has been or may be amended, modified and supplemented from time to time, and the estates, rights and interests of Developer thereunder which have been assigned to Mortgagor (collectively, the "REA"), rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

                        (E) All water, ditches, wells, reservoirs and drains and
            all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

                        (F) All minerals, crops, timber, trees, shrubs, flowers
            and landscaping features now or hereafter located on, under or above the Premises;

                        (G) All cash funds, deposit accounts and other rights
            and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Impound Account, the Payment Reserve, the Replacement Reserve and the Repair and Remediation Reserve (each as hereinafter defined);

                        (H) All leases (including, without limitation, oil, gas
            and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the Improvements (each, a "Lease" and collectively, "Leases"), whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights thereto and other benefits (collectively, the "Rents and Profits") of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Leases or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a "Tenant" and collectively, "Tenants"), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 1.11 hereinbelow;

                        (I) All contracts and agreements now or hereafter
            entered into covering any part of the Premises or the Improvements (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the

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            Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements; provided that the REA shall be deemed an easement and not a Contract for purposes of the Loan Documents;

                        (J) All present and future monetary deposits given to
            any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

                        (K) All present and future funds, accounts, instruments,
            accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements (collectively, the "General Intangibles");

                        (L) All water taps, sewer taps, certificates of
            occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

                        (M) All building materials, supplies and equipment now
            or hereafter placed on the Premises or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

                        (N) All right, title and interest of Mortgagor in any
            insurance policies or binders now or hereafter relating to the Mortgaged Property, including any unearned premiums thereon;

                        (O) All proceeds, products, substitutions and accessions
            (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards and all refunds of taxes or assessments levied against all or any portion of the Mortgaged Property; and

                        (P) All other or greater rights and interests of every
            nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

            FOR THE PURPOSE OF SECURING:
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                        (1) The debt evidenced by that certain Promissory Note
            (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the "Note") of even date with this Mortgage, made by Mortgagor payable to the order of Mortgagee in the principal face amount of FORTY-TWO MILLION AND NO/100 DOLLARS ($42,000,000.00), together with interest as therein provided;

                        (2) The full and prompt payment and performance of all
            of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined) including, but not limited to, that certain Indemnity and Guaranty Agreement from Indemnitor (as hereinafter defined) of even date herewith and the Environmental Indemnity Agreement (as hereinafter defined)(the Note, this Mortgage, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions, consolidations, replacements and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums herein or therein covenanted to be paid;

                        (3) Any and all additional advances made by Mortgagee to
            protect or preserve the Mortgaged Property or the lien or security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances); and

                        (4) Any and all other indebtedness now owing or which
            may hereafter be owing by Mortgagor to Mortgagee, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, it being contemplated by Mortgagor and Mortgagee that Mortgagor may hereafter become so indebted to Mortgagee.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the "Debt").

            TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to the Permitted Encumbrances (as hereinafter defined), to Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

            PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens,


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security interests, estates and rights granted by this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Mortgaged Property shall cease, and upon payment to Mortgagee of all reasonable and necessary costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall promptly satisfy and release this Mortgage and all other recorded or filed Loan Documents of record and the lien, security interest, operation and effect hereof by proper instrument.

                                   ARTICLE I
                             COVENANTS OF MORTGAGOR

            For the purpose of further securing the Debt and for the protection of the security of this Mortgage, for so long as the Debt or any part thereof remains unpaid, Mortgagor covenants and agrees as follows:

            1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

             (a) Mortgagor has good, marketable and indefeasible fee simple title to the Premises and Improvements, subject only to those matters set forth in Exhibit B-1, attached hereto and made a part hereof, (such items being the "Permitted Encumbrances"), and has full power and lawful authority to assign, pledge, encumber and mortgage its interest in the Mortgaged Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Mortgaged Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject in all cases to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Mortgaged Property pursuant to any foreclosure;

             (b) No bankruptcy or insolvency proceedings are pending or contemplated by Mortgagor or, to the best knowledge of Mortgagor, against Mortgagor or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (an "Indemnitor");

             (c) All reports, certificates, affidavits, statements and other data furnished by Mortgagor to Mortgagee in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading in any material respect;

             (d) The execution, delivery and performance of this Mortgage, the Note and all of the other Loan Documents have been duly authorized by all action necessary to be, and are, binding and enforceable against Mortgagor in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will same constitute a default) under the operating agreement or other


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organizational documents of Mortgagor or any contract or agreement of any nature to which Mortgagor is a party or by which Mortgagor or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Mortgagor is subject;

             (e) The Premises and the Improvements and the current intended use thereof by Mortgagor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws (if necessary), health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities lawfully having jurisdiction over the Mortgaged Property. The Premises constitutes one or more separate tax parcels for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property that have not been obtained in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

             (f) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their present purposes are available thereto, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Mortgagee;


             (g) All streets, roads, highways, and bridges contiguous to and necessary for access to the present use, occupancy and operation of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Mortgagor as shown on the survey furnished to Mortgagee in connection with this Mortgage;

             (h) All curb cuts, driveways and traffic signals shown on the survey delivered to Mortgagee prior to the execution and delivery of this Mortgage are existing and have been fully approved by the appropriate governmental authority;

             (i) Except as disclosed in writing to Mortgagee prior to the execution and delivery of this Mortgage, there are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Mortgagor (or, if Mortgagor is a partnership or a limited liability company, any of its general partners or members) or the Mortgaged Property which, if adversely determined, would materially impair either the Mortgaged Property or Mortgagor's ability to perform the covenants or obligations required to be performed under the Loan Documents;

             (j) The Mortgaged Property is free from delinquent water charges, sewer rents, taxes and assessments;

             (k) Except as otherwise disclosed in the Engineering Report
(as hereinafter defined), as of the date of this Mortgage, the Improvements are free from unrepaired damage caused by fire, flood, accident or other casualty;

             (l) As of the date of this Mortgage, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor, to Mortgagor's knowledge and belief, is any such proceeding pending or threatened or contemplated;
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             (m) Mortgagor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted on the Premises;

             (n) Except as may otherwise be disclosed in the Engineering Report (as hereinafter defined), the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems that are owned by Mortgagor and are located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems serving the common areas, are in good working order and condition;

             (o) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof;

             (p) Each Contract constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is generally enforceable against any other party thereto. To the best of Mortgagor's knowledge, no default exists, or with the passing of time or the giving of notice or both would exist, under any material Contract which would, in the aggregate, have a material adverse effect on Mortgagor or the Mortgaged Property;

             (q) No Contract provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage;

             (r) Mortgagor and the Mortgaged Property are free from any past due obligations for sales and payroll taxes;

             (s) There are no security agreements or financing statements affecting all or any portion of the Mortgaged Property other than (i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof and (ii) the security agreements and financing statements created in favor of Mortgagee;

             (t) Mortgagor has delivered a true, correct and complete schedule (the "Rent Roll") of all Leases affecting the Mortgaged Property as of the date hereof, which as of the date thereof accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, and the base rent payable thereunder;

             (u) Each Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is enforceable against the Tenant thereof in all material respects. Except as disclosed to Mortgagee in writing prior to the date hereof, no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Mortgagor or the Mortgaged Property;

             (v) No Tenant under any Lease has, as of the date hereof, paid base or fixed minimum rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

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             (w) All work to be performed by Mortgagor under the Leases has been substantially performed, all contributions to be made by Mortgagor to the Tenants thereunder have been made and all other conditions precedent to each such Tenant's obligation to pay rent and other charges thereunder have been satisfied;


             (x) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Leases described in the Rent Roll;

             (y) To the best of Mortgagor's knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors;


             (z) No Lease provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage; and

             (aa) Mortgagor is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations;

             (bb) The Permitted Encumbrances do not and will not materially adversely affect (i) the ability of Mortgagor to pay in full the Debt in a timely manner and (ii) the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property as currently being operated or the value of the Mortgaged Property; and

             (cc) The REA is in full force and affect and no material default, breach or violation exists, or with the passing of time or giving of notice or both, will exist under the REA. Neither the execution and delivery of the Loan Documents, the Mortgagor's performance thereunder, the recordation of this Mortgage, nor the exercise of any remedies by Mortgagee, will constitute a breach or default under the REA.

            1.2. DEFENSE OF TITLE. If, while this Mortgage is in force, Mortgagor's title to the Mortgaged Property (or the interest of Mortgagee) therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee reasonably determines that Mortgagor is not adequately performing its obligations under this Section, Mortgagee may, after notice without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

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            1.3. PERFORMANCE OF OBLIGATIONS. Mortgagor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly perform and comply with all material covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Mortgaged Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

            1.4. INSURANCE. Mortgagor shall, at Mortgagor's expense, maintain in force and effect on the Mortgaged Property at all times while this Mortgage continues in effect the following insurance:

             (a) Insurance against loss or damage to the Mortgaged Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount and permissible deductibles shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee's election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion in order to reflect increased replacement costs due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Mortgagor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property and owned by Mortgagor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee's approval. The maximum deductible shall be $100,000.00, as adjusted for inflation as set forth above.

             (b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $5,000,000.00. Mortgagee hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances.

             (c) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident



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must equal the greater of the replacement cost (insurable value) of the
Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, "Systems Breakdowns" coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s).

             (d) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (b) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

             (e) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Mortgagee's request, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Mortgagee, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Mortgagee, shall be required.

             (f) When and to the extent required by applicable law, ordinance or other regulation, Worker's Compensation and Employer's Liability Insurance covering all persons subject to the worker's compensation laws of the state in which the Mortgaged Property is located.

             (g) Business income (loss of rents) insurance in amounts sufficient to compensate Mortgagor for all Rents or income during a period of not less than eighteen (18) months. The amount of coverage shall be adjusted annually to reflect the Rents or income payable during the succeeding eighteen (18) month period.

             (h) Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

            All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least AA from Standard & Poors, or equivalent, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the reasonable approval of Mortgagee as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (vi) include a standard, non-contributory, mortgagee clause naming EXACTLY:

                      First Union National Bank,
                      its Successors and Assigns ATIMA
                      Attn.: Structured Products Servicing
                      8739 Research Drive, Building URP4
                      Charlotte, North Carolina 28288-1075

(a) as an additional insured under all liability insurance policies, (b) as the first mortgagee on all property insurance policies and (c) as the loss payee on all loss of rents or loss of business income insurance policies.

            Mortgagor shall, as of the date hereof, deliver to Mortgagee evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Mortgagee. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Mortgagor further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days' prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days' prior written notice to Mortgagee prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Mortgagee; (iv) in the event that the Premises or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C:
"Increased Cost of Construction" coverages; and (v) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Mortgagor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Mortgaged Property or by any other action not relating to the Mortgaged Property which would otherwise permit the issuer thereof to cancel the coverage thereof, will require the Mortgaged Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Mortgaged Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Mortgagee's applicable insurance requirements set forth in this Section 1.4. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Mortgaged Property by Mortgagor to Mortgagee as further security for the Debt. In the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Any amounts so advanced by Mortgagee, together with interest thereon, shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Mortgagee has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Mortgaged Property in addition to that required by Mortgagee without the prior written consent of Mortgagee, which consent will not be unreasonably withheld provided that (i) Mortgagee is a named insured on such insurance, (ii) Mortgagee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein. Notwithstanding anything to the contrary, Mortgagor shall not be required to insure those portions of the Improvements that Tenants are, by the terms of their Leases, required to insure, if and for so long as such Tenants actually provide such insurance, which otherwise satisfies the requirements of this Section 1.4, including, without limitation, naming Mortgagee as "first mortgagee", "loss payee" or "additional insured", as the case may be.

            1.5. PAYMENT OF TAXES. Mortgagor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Mortgage, all taxes and assessments which are or may become a lien on the Mortgaged Property or which are assessed against or imposed upon the Mortgaged Property. Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Mortgagor may, in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, and (b) Mortgagee determines, in its reasonable opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, or (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account (as hereinafter defined) an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum equal to a reasonable estimate of possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

            1.6. TAX AND INSURANCE IMPOUND ACCOUNT. Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the "Impound Account") with Mortgagee for payment of real estate taxes and assessments and insurance on the Mortgaged Property and as additional security for the Debt. Simultaneously with the execution hereof, Mortgagor shall deposit in the Impound Account an amount reasonably determined by

Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Mortgaged Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Mortgagor or Mortgagee is required by law to pay same and the next due monthly insurance premiums with respect to the Mortgaged Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a "Default"), all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor.

            1.7. Intentionally Omitted.

            1.8. REPLACEMENT RESERVE.

             (a) As additional security for the Debt, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect a reserve (the "Replacement Reserve") with Mortgagee for payment of costs and expenses incurred by Mortgagor in connection with the performance of work to the Improvements, including but not limited to, roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical, electrical, plumbing and HVAC equipment (collectively, the "Repairs"), provided such costs and expenses are incurred for repairs and replacements (i) not incurred during routine maintenance at the Mortgaged Property and (ii) categorized under generally accepted accounting principles as a capital expense and not as an operating expense. Commencing on the first monthly Payment Date under the Note and continuing thereafter on each monthly Payment Date under the Note, Mortgagor shall pay to

Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $4,410.72 per month. So long as no Event of Default has occurred, all sums in the Replacement Reserve shall be held by Mortgagee in the Replacement Reserve to pay the costs and expenses of Repairs. So long as no Default or Event of Default has occurred, Mortgagee shall, to the extent funds are available in the Replacement Reserve, disburse to Mortgagor the amount incurred and paid by Mortgagor in performing such Repairs within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Replacement Reserve and a certification by Mortgagor in the form attached hereto as Exhibit B; (b) the delivery to Mortgagee of paid invoices, receipts or other evidence reasonably satisfactory to Mortgagee, verifying the cost and payment of performing the Repairs (or, with respect to requests in excess of $10,000.00 unpaid invoices shall be acceptable provided that disbursement shall be made by check payable jointly to Mortgagor and the third party named in such invoice); (c) for disbursement requests in excess of $10,000.00 per item, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who have furnished material or labor to the Mortgaged Property have been paid all amounts due for labor and materials furnished to the Mortgaged Property, conditioned only in the case of joint checks upon such parties' actual receipt (if by check, subject to collection) of such amount due for said labor and materials; (d) for disbursement requests in excess of $10,000.00 per item, delivery to Mortgagee of a certification from an inspecting architect, engineer, construction consultant or other third party reasonably acceptable to Mortgagee describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; and (e) for disbursement requests in excess of $10,000.00 per item, delivery to Mortgagee of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Mortgagor that no new certificate of occupancy is required; and
(f) the receipt by Mortgagee of an administrative fee in the amount of $150.00. Mortgagee shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period. In making any payment from the Replacement Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee may, at Mortgagor's expense, make or cause to be made during the term of this Mortgage an annual inspection of the Mortgaged Property to determine the need, as determined by Mortgagee in its reasonable judgment, for further Repairs of the Mortgaged Property. In the event that such inspection reveals that further Repairs of the Mortgaged Property are required, Mortgagee shall provide Mortgagor with a written description of the required Repairs and subject to Mortgagor's right to question the necessity, scope, or cost thereof Mortgagor shall complete such Repairs to the reasonable satisfaction of Mortgagee within ninety (90) days after the receipt of such description from Mortgagee, or such later date as may be approved by Mortgagee in its sole discretion. Interest on the funds contained in the Replacement Reserve shall be credited to Mortgagor as provided in Section 4.31 hereof.

             (b) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Mortgagor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Mortgagee, and hereby grants to Mortgagee a security interest in,
(i) the Impound Account, the Replacement Reserve, the Leasing

Reserve (as hereinafter defined) the Repair and Remediation Reserve (as hereinafter defined) and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited,
(iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Mortgagor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Mortgagee's name or the name of any entity servicing the Note for Mortgagee and hereby acknowledges and agrees that Mortgagee, or at Mortgagee's election, such servicing agent, shall have exclusive control over said account, subject to the applicable provisions of the Loan Documents. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee at any time to the financial institution wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves so long as such amounts are deposited into "Permitted Investments" as described in Exhibit D attached hereto. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor's direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon a Default or an Event of Default. Mortgagor hereby waives all right to withdraw funds from the Reserves except as provided for in this Mortgage. If an Event of Default shall occur hereunder or under any other of the Loan Documents Mortgagee may, without notice or demand on Mortgagor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the Debt or any other obligations of Mortgagor under the other Loan Documents in such manner as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

            (c) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held, subject to the applicable provisions of the Loan Documents, in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. The Reserves are solely for the protection of Mortgagee and entail no responsibility on Mortgagee's part beyond compliance with the applicable provisions of the Loan Documents and the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof. Upon assignment of this Mortgage by Mortgagee, any funds in the Reserves shall be turned over to the assignee and Mortgagee, as assignor shall have no responsibility for such funds from and after the date that the assignee assumes Mortgagee's obligations with respect to such funds under the Loan Documents. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Mortgagee for the purposes and items for which the applicable Reserve is held, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Mortgagee, together with interest thereon at the Default Interest Rate from the date so deposited by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Mortgage, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Mortgagee shall reasonably determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of any or all of the Reserves then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

            1.9. CASUALTY AND CONDEMNATION. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Mortgaged Property or any portion thereof. All insurance proceeds on the Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property occasioned thereby, are hereby assigned to and shall be paid to Mortgagee. Mortgagee will consult with Mortgagor concerning any damage, condemnation or taking, provided such obligation to consult shall in no way impair Mortgagee's rights, powers and privileges to participate and/or act with respect to any such damage, condemnation or taking. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Mortgagee is hereby authorized, in its own name or in Mortgagor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that, so long as no Default or Event of Default shall have occurred, Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $2,000,000. Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

             (a) In the event that less than sixty percent (60%) of the Improvements located on the Premises have been taken or destroyed, then if and so long as:

                        (i) no Default or Event of Default has occurred hereunder or under any of the other Loan Documents, and

                        (ii) the Mortgaged Property can, in Mortgagee's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) twelve (12) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee, and (ii) sixty (60) days prior to the stated maturity date of the Note, and

                        (iii) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Mortgaged Property as described in Section (a)(ii) above, and

                        (iv) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which shall, at Mortgagee's option, have been deposited with Mortgagee for disbursement to contractors and suppliers as work proceeds) for such restoration or repair (including, without limitation, for any reasonable and customary costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

                        (v) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Mortgaged Property and debt service on the Debt in full with the same coverage ratio considered by Mortgagee in its determination to make the loan secured hereby, including an assessment of the impact of the termination of any Leases due to such casualty or condemnation such ratio to be determined in accordance with the applicable provisions of Section 1.13 hereof, and

                        (vi) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $2,000,000, Mortgagor shall have delivered to Mortgagee, at Mortgagor's sole cost and expense, an appraisal report in form and substance satisfactory to Mortgagee appraising the value of the Mortgaged Property as proposed to be restored or repaired to be not less than the appraised value of the Mortgaged Property considered by Mortgagee in its determination to make the loan secured hereby, such appraised value to be determined pursuant to and in accordance with the applicable provisions of
Section 1.13 hereof and

                        (vii) Mortgagor so elects by written notice delivered to Mortgagee within ten (10) days after settlement of the aforesaid insurance or condemnation claim to restore,

then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee, with any remainder being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

             (b) In all other cases, namely, in the event that sixty percent (60%) or more of the Improvements located on the Premises have been taken or destroyed or Mortgagor does not elect to restore or repair the Mortgaged Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Mortgagee shall elect, in Mortgagee's absolute discretion and without regard to the adequacy of Mortgagee's security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Mortgaged Property pursuant to the provisions of Section 1.9(a)(vii) above, require Mortgagor to restore or repair the Mortgaged Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Mortgagee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee's reasonable and customary costs and expenses to be incurred in connection therewith, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

Any reduction in the Debt resulting from Mortgagee's application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the
Note in the inverse order of their due date; provided, however, that in such event, no prepayment premium or fee shall be due and Mortgagee shall be deemed to have waived the benefit of Section 1.04 of the Note relative to the amounts so applied in reduction of the Debt provided no Event of Default, nor any event which, with the giving of notice of passage of time or both, would constitute an Event of Default, shall have occurred and be continuing which is unrelated to the applicable casualty or condemnation. If Mortgagor elects or Mortgagee directs Mortgagor to restore or repair the Mortgaged Property after the occurrence of a casualty or partial taking of the Mortgaged Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all reasonable and customary costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair, provided that Mortgagee makes such proceeds or award available for such purpose. Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor and subject to the applicable provision of the Loan Documents.

            1.10. CONSTRUCTION LIENS. Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Mortgaged Property nor any interest therein is or could reasonably be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee's request, promptly provide a bond, cash deposit or other security reasonably satisfactory to Mortgagee so as to protect Mortgagee's interest and security should the contest be unsuccessful. If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

            1.11. RENTS AND PROFITS. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Mortgaged Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor, and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. However, until the occurrence of an Event of Default under this Mortgage or under any other of the Loan Documents, Mortgagor shall have a right and license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. Upon the occurrence of an Event of Default, Mortgagor's license shall automatically terminate without notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Mortgaged Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits, and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee, and Mortgagor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Mortgagee shall constitute any assumption by Mortgagee of any obligations under any agreement relating thereto. Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of an Event of Default, pay said Rents and Profits to Mortgagee without liability on such payor's part to determine the actual existence of any Event of Default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor's obligation to make such payment to Mortgagor. All Rents collected or received by Mortgagee may be applied against all expenses of collection, including, without limitation, reasonable attorneys' fees, against costs of operation and management of the Mortgaged Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Mortgaged Property. Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (the "Assignment") in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

       1.12. LEASES.

             (a) Mortgagor covenants and agrees that it shall not enter into any Lease which (A) affects 7,500 square feet or more of the Mortgaged Property and has a term of five (5) years or more, (B) affects 20,000 square feet or more of the Mortgaged Property or (C) has a term of more than ten (10) years without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld. The request for approval of each such proposed new Lease shall be made to Mortgagee in writing and shall state that, pursuant to the terms of this Mortgage, failure to approve or disapprove such proposed Lease within fifteen
(15) business days is deemed approval and Mortgagor shall furnish to Mortgagee (and any loan servicer specified from time to time by Mortgagee): (i) complete biographical and financial information about the proposed Tenant as Mortgagee may reasonably require in conjunction with its review, (ii) a copy of the proposed form of Lease, and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Mortgagee intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm's-length tenant; (ii) such Lease shall not contain any rental or other concessions which are not then customary and reasonable for similar uses at similar properties and Leases in the market area of the Premises; (iii) such Lease shall provide that the Tenant pays a share of taxes, utilities, common area maintenance charges and other expenses attributable to its occupancy; (iv) the rental and other economic terms thereof shall, in the aggregate, be at least at the market rate then prevailing for similar uses at similar properties and leases in the market areas of the Premises; and (v) such Lease shall contain subordination and attornment provisions in form and content acceptable to Mortgagee. Failure of Mortgagee to approve or disapprove any such proposed Lease within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Mortgagee with such request shall be deemed approval by Mortgagee, provided that the written request for approval specifically mentioned the same. Notwithstanding anything to the contrary, the approval procedures for the Leases that are set forth in this Section 1.12(a) shall apply to the submission of all Leases and all amendments, modifications, supplements, restatements, extensions, renewals, waivers, releases, consents, assignments, terminations and other Lease-related actions and documents for which Mortgagee's consent or approval is required under the Loan Documents.

             (b) Prior to execution of any Leases of space in the Improvements or otherwise at the Mortgaged Property after the date hereof, Mortgagor shall submit to Mortgagee, for Mortgagee's prior approval, which approval shall not be unreasonably withheld, a copy of the form lease Mortgagor plans to use in leasing space in the Improvements or at the Mortgaged Property (Mortgagee acknowledges that the form of lease delivered to Mortgagee is acceptable). All such Leases of space in the Improvements or at the Mortgaged Property shall be on terms consistent with the terms for similar leases in the market area of the Premises, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Premises. Such Leases shall also provide for security deposits where warranted by the Tenant's financial condition in reasonable amounts consistent with prevailing market conditions. Mortgagor shall also submit to Mortgagee for Mortgagee's approval, which approval shall not be unreasonably withheld pursuant to the time frames set forth in Section 1.12(a) hereinabove, prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Mortgagor shall not execute any Lease for all or a substantial portion of the Mortgaged Property, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Mortgaged Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Mortgagor shall furnish to Mortgagee, within ten (10) days after a request by Mortgagee to do so, but in any event by January 1 of each year, a current Rent Roll, certified by Mortgagor as being true and correct, containing the names of all Tenants with respect to the Mortgaged Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant's security deposit. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee a copy of each such Lease not previously delivered. Mortgagor shall not do or suffer to be done any act, or omit to take any action, that will, with the passage of time, the giving of notice, or both, constitute a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate such Lease pursuant to the provisions thereof, unless such action is (i) permitted by the express provisions of such Lease, and (ii) such provisions have been approved by Mortgagee. Mortgagor shall not further assign any such Lease or any such Rents and Profits. Mortgagor, at no cost or expense to Mortgagee, shall enforce in a commercially reasonable manner, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases and Mortgagor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases unless any such action is permitted by the provisions and standards set forth in the next sentence hereof. Mortgagor shall not, without the prior written consent of Mortgagee, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases (including, without limitation, modifying, terminating or releasing any guaranty, letter of credit or other credit support thereof) except, with respect only to Leases which (A) affect 7,500 square feet or more of the Mortgaged Property and have a term of five (5) years or more, (B) affect 20,000 square feet or more of the Mortgaged Property or (C) has a term of more than ten (10) years, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Mortgaged Property is located, or unless Mortgagor has executed a replacement Lease for such space (or a majority thereof) on terms consistent with the provisions of this Section 1.12. Mortgagor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

             (c) Each Lease executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner reasonably approved by Mortgagee, that the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Mortgagor upon any foreclosure of this Mortgage or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Mortgagee nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance (unless said rent is actually received by Mortgagee or such successor-in-interest, and then only to the extent thereof), or any amendment or modification of said Lease made without the express written consent of Mortgagee or said successor-in-interest or such amendment or modification is deemed approved by Mortgagee or such successor-in-interest pursuant to and in accordance with the provisions of Section 1.12(a) hereof. Mortgagee may at any time and from time to time by specific written instrument intended for such purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any Tenant or any other person. Notice is hereby given to each Tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Mortgage to any Lease.

             (d) Upon the occurrence of an Event of Default under this Mortgage, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Mortgage, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of, the Mortgaged Property or any part thereof personally, or by its agent or attorneys. In such event, Mortgagee shall have, and Mortgagor hereby gives and grants to Mortgagee, the right, power and authority to make and enter into Leases with respect to the Mortgaged Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Mortgagee may deem desirable in its sole discretion, and Mortgagor expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale of the Mortgaged Property, it being the intention of Mortgagor that in such event Mortgagee shall be deemed to be and shall be the attorney-in-fact of Mortgagor for the purpose of making and entering into Leases of parts or portions of the Mortgaged Property for the rents and upon the terms, conditions and provisions deemed desirable to Mortgagee in its sole discretion and with like effect as if such Leases had been made by Mortgagor as the owner in fee simple of the Mortgaged Property free and clear of any conditions or limitations established by this Mortgage. The power and authority hereby given and granted by Mortgagor to Mortgagee shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Mortgaged Property, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Mortgaged Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Mortgagor shall, and does hereby, indemnify Mortgagee for, and hold Mortgagee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Mortgagee under any such Lease or under this Mortgage or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Mortgagee and the agents, employees and contractors of Mortgagee. Should Mortgagee incur any such liability covered by such indemnity, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Mortgagee any duty, obligation or responsibility for the control, care, management or repair of the Mortgaged Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Mortgaged Property by the Tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property.

       1.13. ALIENATION AND FURTHER ENCUMBRANCES.

             (a) Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating the Mortgaged Property and properties similar to the Mortgaged Property in connection with the closing of the loan evidenced by the Note. Accordingly, and except for dispositions of minor amounts of used personal property in the normal course of business (because of obsolescence or otherwise) in accordance with
Section 1.21, and except as permitted under Section 1.23 hereof or elsewhere in this Mortgage, in the event that the Mortgaged Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Mortgaged Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee's sole discretion, then the same shall constitute an Event of Default hereunder and Mortgagee shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Mortgagor were prepaying the entire indebtedness secured hereby on the date of such acceleration. For the purposes of this Section: (i) in the event either Mortgagor or any of its general partners or managing members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 49% of the issued and outstanding capital stock of Mortgagor or any of its general partners or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Mortgagor or any of its general partners or managing members so that immediately after such issuance the total capital stock then issued and outstanding is more than 149% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Mortgaged Property; and (ii) in the event Mortgagor or any general partner or managing member of Mortgagor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or managing member in Mortgagor or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Mortgaged Property. Notwithstanding the foregoing, however, (i) up to 49% of the limited partnership or non-managing member interests in Mortgagor or in any general partner or managing member or limited partner of Mortgagor shall be freely transferable without the consent of Mortgagee, (ii) any involuntary transfer caused by the death of Mortgagor or any general partner, shareholder, joint venturer, or beneficial owner of a trust shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such death and so long as those persons responsible for the management of the Mortgaged Property remain unchanged as a result of such death or any replacement management is approved by Mortgagee except that in the case of "replacement management", no such approval shall be required if such "replacement management" qualifies as a Qualified Manager (as said term is defined herein) and (iii) gifts for estate planning purposes of any individual's interests in Mortgagor or in any of Mortgagor's general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Mortgaged Property and Mortgagor remain unchanged following such gift or any replacement management is approved by Mortgagee except any change in management of the Mortgaged Property shall for the purposes hereof be deemed to have not occurred if the successor management qualifies as a Qualified Manager.

Subject to Section 1.13(c) below, no person or entity may become an owner of a direct or indirect interest in Mortgagor, which interest exceeds forty-nine (49%) percent, without Mortgagee's written consent in each instance and a written statement from the applicable rating agency to the effect that the transfer of interest will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such transfer for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined).

             (b) Notwithstanding the foregoing provisions of this Section, Mortgagee shall consent to one or more sales, conveyances or transfers of the Mortgaged Property in its entirety (hereinafter, a "Sale") to any person or entity provided that, for each Sale, each of the following terms and conditions are satisfied:

                        (i) No Default and no Event of Default is then continuing hereunder or under any of the other Loan Documents;

                        (ii) Mortgagor gives Mortgagee written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Mortgaged Property (hereinafter, "Buyer") as Mortgagee would require in evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $5,000. Mortgagee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer's experience and track record in owning and operating facilities similar to the Mortgaged Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Mortgagee's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Mortgagee determines to be commercially reasonable; provided, however, the Mortgagee's consent shall not be unreasonably withheld if the proposed Buyer (A) has a "net worth" on the date immediately following such Sale of not less than $40 Million, (B) qualifies as a "Qualified Manager" and (C) has the business experience and reputation at least equal to that of "FURI" (as hereinafter defined) on the date hereof;

                        (iii) Mortgagor pays Mortgagee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in connection with the Sale, plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note or, (x) if such Buyer is affiliated with Simon DeBartolo Group, Inc., a Maryland corporation, said fee shall be one-half of one percent (0.50%), or (y) if such Buyer is related to First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("FURI"), said fee shall be waived so long as Buyer is a single asset, special purpose bankruptcy remote entity acceptable to Mortgagee;

                        (iv) The Buyer assumes and agrees to pay the Debt subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Mortgagee, such documents and agreements as

Mortgagee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions covering such subjects, which may include non-consolidation, as Mortgagee may reasonably require;


                        (v) A party associated with the Buyer approved by Mortgagee in its sole discretion assumes the obligations of the current Indemnitor under its guaranty or indemnity agreement and such party executes, without any cost or expense to Mortgagee, a new guaranty or indemnity agreement in form and substance substantially the same as that executed on the date hereof and delivered to Mortgagee and otherwise satisfactory to Mortgagee and delivers such legal opinions as Mortgagee may reasonably require; provided, however, that Mortgagee's consent shall not be unreasonably withheld if the party associated with Buyer meets the criteria set forth in Section 1.13(b)(ii)(A), (B) and (C) above;

                        (vi) Buyer executes, without any cost or expense to Mortgagee, new financing statements or financing statement amendments and any additional documents reasonably requested by Mortgagee;

                        (vii) Mortgagor delivers to Mortgagee, without any cost or expense to Mortgagee, such endorsements to Mortgagee's title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Mortgagee may reasonably deem necessary at the time of the Sale, all in form and substance reasonably satisfactory to Mortgagee, including, without limitation, an endorsement or endorsements to Mortgagee's title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (iv) of this Section 1.13(b), with no additional exceptions added to such policy except those permitted under the Loan Documents, including but not limited to Sections
1.12 and 1.23 hereof, and insuring that fee simple title to the Mortgaged Property is vested in the Buyer;


                        (viii) Mortgagor executes and delivers to Mortgagee, without any cost or expense to Mortgagee, a release of Mortgagee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Mortgagee and shall be binding upon the Buyer;


                        (ix) Subject to the provisions of Section 4.27 hereof, such Sale is not construed so as to relieve Mortgagor of any personal liability under Section 2.04(c)(i)-(ix) of the Note or any of the other Loan Documents for any acts or events occurring or obligations arising or accruing prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Mortgagor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of said personal liability under Section 2.04(c)(i)-(ix) of the Note. Mortgagor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising or accruing prior to or simultaneously with the closing of such Sale;

                        (x) Such Sale is not construed so as to relieve any current Indemnitor of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising or accruing prior to or simultaneously with the closing of such Sale, and each such current indemnitor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement to the date of Sale as aforesaid. Each such current Indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising or accruing prior to or simultaneously with the closing of such Sale;

                        (xi) The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all appropriate papers evidencing the Buyer's capacity and good standing, and the due authority of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Mortgagee shall require, shall be single purpose, "bankruptcy remote" entities, whose formation documents shall be reasonably approved by counsel to Mortgagee. The individual recommended by the Mortgagor and approved by Mortgagee shall serve as the independent director of the Buyer (if the Buyer is a corporation) or the Buyer's corporate general partner or as independent member or, in Mortgagee's discretion, as manager, of Buyer if the Buyer is a limited liability company. The consent of such independent party shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of such independent party or of the Buyer; and


                        (xii) Mortgagor delivers to Mortgagee a written statement from the applicable rating agency (the "Rating Agency") to the effect that the Sale will not result in a downgrading, withdrawal or qualification of the respective ratings (an "Adverse Rating Impact") in effect immediately prior to such Sale for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined). In the event the Secondary Market Transaction has not yet occurred, Mortgagee shall, in its sole discretion, have determined that the Sale would not have resulted in an Adverse Rating Impact had the Secondary Market Transaction theretofore occurred.

             (c) Mortgagor, by its acceptance of this Mortgage and reliance hereof, agrees that notwithstanding the provisions of this Section 1.13 or any similar provision in any other Loan Document:

            (1) There shall be no restriction on the transfer, pledge, encumbrance or hypothecation of any stock or shares of FURI which on the date hereof owns, indirectly, a majority interest in the Mortgagor, except that FURI shall not merge or consolidate into another entity (i.e. where FURI is not the surviving entity); provided, however, that such merger or consolidation of FURI into another entity shall not be prohibited, constitute a default or result in the payment of any fee to Mortgagee under the Loan Documents so long as: (a) Mortgagee receives 20 days prior written notice of such proposed merger or consolidation, (b) the surviving entity executes any and all documents as are reasonably necessary to evidence the assumption of FURI's obligations relative to the loan evidenced by the Note (the "Loan") and delivers such other certificates and opinions (covering such subjects, including nonconsolidation) as may be reasonably required by Mortgagee, (c) the "net worth" of the surviving entity shall be $40 million or more as of the date of the completion of such merger or consolidation, and (d) if, as a result of such merger or consolidation, the manager of the Mortgaged Property changes, the replacement manager is a "Qualified Manager" or such replacement manager is approved by Mortgagee, and (e) the business experience and reputation of the surviving entity shall be at least equal to that of FURI on the date hereof. As used herein, the term "Qualified Manager" means any person or entity that (i) has not less than 5 years experience in managing enclosed regional shopping malls, and (ii) at the time in question manages not less than 5 enclosed regional shopping malls that are similar in type and size to the Mortgaged Property. A Qualified Manager shall be acceptable as manager of the Improvements on the Mortgaged Property for all purposes under the Loan Documents including Section 1.30 of the Mortgage.

            (2) Park Plaza 1, LLC, a Delaware limited liability company which owns, indirectly, a majority interest in the Mortgagor ("Park Plaza 1, LLC"), shall not incur any indebtedness, provided, however, that Park Plaza 1, LLC shall not be prohibited from incurring indebtedness (a "Mezzanine Loan"), and its incurrence of a Mezzanine Loan shall not constitute a default or result in payment of any fee to Mortgagee under the Loan Documents so long as: (a) the security granted in connection with such indebtedness consists of a pledge of the membership interests of Park Plaza 2, LLC, a Delaware limited liability company ("Park Plaza 2, LLC"), which owns a majority interest in Mortgagor by Park Plaza 1, LLC and distributions and dividends payable to Park Plaza 1, LLC, and in no event may Park Plaza 3, LLC pledge any of its interest in Mortgagor,
(b) the Mortgaged Property has both (i) a debt service coverage ratio on the date the Mezzanine Loan is incurred of a minimum of 1.10:1, calculated as the ratio of (x) net operating income as determined in accordance with the Cash Management Agreement (as defined in Section 1.35 hereof) from the Mortgaged Property for the preceding 12 calendar months, determined in accordance with generally accepted accounting principles applied on a consistent basis, by subtracting expenses of the Mortgaged Property for such period (including reasonable reserves for (A) repairs and replacements, and (B) tenant improvement costs associated with lease rollovers, both as reasonably determined by the appraiser selected pursuant to the provisions of subpart (ii) hereinbelow, from revenue from the Mortgaged Property for such period, and otherwise determined in a manner consistent with the manner that net operating income was determined by Mortgagee in connection with its original underwriting of the Loan, and (y) the principal and interest actually paid under the Loan to Mortgagee with respect to such period plus the annual principal and interest payable under the proposed Mezzanine Loan, and (ii) a loan-to-value ratio of 90% of the appraised value of the Mortgaged Property pursuant to a current appraisal that complies with FIRREA and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision, of the Appraisal Institute (in effect at the time), prepared by the same appraiser used by Mortgagee in connection with its original underwriting of the Loan, or if such appraiser is not available, by an independent MAI/SREA appraiser selected by Mortgagor from Mortgagee's list of approved appraisers, such appraisal to be reasonably acceptable to Mortgagee,
(c) the lender of the Mezzanine Loan executes and delivers an intercreditor agreement to Mortgagee in substantially the same form as is attached hereto and made a part hereof as Exhibit E (the "Intercreditor Agreement"), (d) such lender qualifies as a "Permitted Institutional Transferee" under such Intercreditor Agreement, (e) the

Mezzanine Loan is, subordinate in time and in right to the Debt pursuant to the Intercreditor Agreement, (f) the Lender under the Mezzanine Loan retains no more than 75% of excess cash flow (after payment of operating expenses and debt service on the Debt and the Mezzanine Loan), (g) the Mezzanine Loan is not cross defaulted or cross collateralized with any other properties or loans, and (h) the structure of and documentation for the Mezzanine Loan are reasonably approved by Mortgagee, which approval shall not be unreasonably withheld if (i) said documents and structure comply with the provisions of this paragraph 2, and
(ii) Mortgagee has received written confirmation from each Rating Agency that the implementation of the structure of and execution and delivery of the documentation (including the terms and conditions therein) for the Mezzanine Loan will not result in a qualification, downgrade, or withdrawal of the then-current ratings assigned by the Rating Agency to the securities issued in connection with a Secondary Market Transaction. Mortgagee by its acceptance of this Mortgage and reliance hereon, agrees, upon request of Mortgagor, that Mortgagee shall use reasonable efforts to obtain written confirmation from each Rating Agency that the implementation of the structure and execution and delivery of the documentation will not result in a qualification, downgrade, or withdrawal of the then-current ratings assigned by the Rating Agency to the Certificates. Furthermore, the Mezzanine Lender shall, notwithstanding anything to the contrary, have the right to enforce its rights and remedies under its loan documents, including the right to realize upon the collateral for the Mezzanine Loan that is described herein, succeed to the interest of Park Plaza 1, LLC in and to Park Plaza 2, LLC, and thereafter use, enjoy and exercise all rights and benefits of Park Plaza 1, LLC as sole manager and member of Park Plaza 2, LLC.

            (3) FURI shall not transfer more than a 49% interest in the regular membership interests of Park Plaza 1, LLC, provided, however, that FURI shall not be prohibited from transferring any amount of the regular membership interests of Park Plaza 1, LLC, if the following conditions are satisfied: (a) Mortgagee receives 20 days prior written notice of such proposed transfer; and
(b) the transferee has a net worth on the date immediately following such transfer of not less than $40 Million; (c) the transferee executes any and all documents as are reasonably necessary to evidence such transferee's assumption of FURI's obligations under its Indemnity and Guaranty of the Loan and delivers such other certificates and opinions (covering such subjects, including nonconsolidation) as may be reasonably required by Mortgagee, (d) the business experience and reputation of the transferee shall be at least equal to that of FURI on the date hereof, (e) the assumption fee otherwise payable under this
Section 1.13 shall apply, (f) if as a result of such transfer, the manager of the Mortgaged Property changes, the replacement manager is a Qualified Manager or is approved by Mortgagee, and (g) Mortgagee shall receive written confirmation from each Rating Agency that such transfer will not result in a qualification, downgrade or withdrawal of the then-current ratings assigned by the Rating Agency to the Certificates. FURI shall be released and relieved of and from all obligations and liabilities under the Indemnity and Guaranty that arise from and after the date of transfer, but not prior thereto, if another person or entity that has a "net worth" of $40 Million or more as of the date immediately following such transfer executes any and all documents as are reasonably necessary to evidence the assumption of FURI's obligations under said Indemnity and Guaranty and delivers such other certificates and opinions as may be reasonably required by Mortgagee.

            (4) Southwest Shopping Co. II, L.L.C., a Delaware limited liability company, may distribute all or any part of its assets to FURI and/or any of FURI's successors and assigns permitted or contemplated hereunder on or before April 30, 2001.

            1.14. PAYMENT OF UTILITIES, ASSESSMENTS, CHARGES, ETC. Mortgagor shall pay when due all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Mortgaged Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

            1.15. ACCESS PRIVILEGES AND INSPECTIONS. Mortgagee and the agents, representatives and employees of Mortgagee shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Mortgaged Property are kept at all reasonable times and, except in the event of an emergency, upon not less than 2 days prior notice (which notice may be telephonic) for the purposes of inspecting the Mortgaged Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Mortgaged Property. Mortgagor shall lend reasonable and customary assistance to all such agents, representatives and employees of Mortgagee.

            1.16. WASTE: ALTERATION OF IMPROVEMENTS. Mortgagor shall not commit, suffer or permit any waste on the Mortgaged Property nor take any actions that may reasonably invalidate any insurance carried on the Mortgaged Property. Mortgagor shall maintain the Mortgaged Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee unless promptly replaced with construction of equal or greater utility or value or required in connection with Mortgagor's ongoing leasing activities conducted in accordance with the provisions of Section 1.12 hereof, or unless otherwise required to comply with the Loan Documents. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Mortgaged Property, or required in connection with Mortgagor's ongoing leasing activities conducted in accordance with the provisions of Section 1.12 hereof, or required to comply with the Loan Documents.

            1.17. ZONING. Without the prior written consent of Mortgagee, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any material adverse change in the zoning or conditions of use of the Premises or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Mortgaged Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Mortgaged Property in full force and effect. Mortgagor shall operate the Mortgaged Property as a retail shopping center for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Further, without Mortgagee's prior written consent, Mortgagor shall not file or subject any part of the

Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

            1.18. FINANCIAL STATEMENTS AND BOOKS AND RECORDS. Mortgagor shall keep accurate books and records of account of the Mortgaged Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor's records and books of account at all reasonable times. So long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Mortgagee as being true and correct by Mortgagor or the person or entity to which they pertain, as applicable, and, with respect to the financial statements and information set forth in subsection
(d) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied, and be in form and substance acceptable to Mortgagee:

                        (a) copies of all federal tax returns, if any, filed by Mortgagor, within thirty (30) days after the date of filing;

                        (b) monthly operating statements for the Mortgaged Property, within thirty (30) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof;

                        (c) quarterly operating statements for the Mortgaged Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

                        (d) annual balance sheets for the Mortgaged Property and annual financial statements for Mortgagor, each principal or general partner in Mortgagor, and each Indemnitor, within ninety (90) days after the end of each calendar year; and


                        (e) such other information with respect to the Mortgaged Property, Mortgagor, the principals or general partners in Mortgagor, and each Indemnitor, which may be reasonably requested from time to time by Mortgagee, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Mortgagee within the applicable time periods or Mortgagee is reasonably dissatisfied with the contents of any of the foregoing and has notified Mortgagor of its dissatisfaction, in addition to any other rights and remedies of Mortgagee contained herein, Mortgagee shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Mortgagee, in which event Mortgagor agrees to pay, or to reimburse Mortgagee for, all reasonable and customary costs and expenses of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

            1.19. FURTHER DOCUMENTATION.

                        (a) Mortgagor shall, on the request of Mortgagee and at the expense of Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Mortgagee, upon Mortgagee's request, a duly acknowledged written estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth to the best of its knowledge the principal balance of and date to which interest due under the Note has been paid, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Mortgagee may reasonably require.

                        (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may effectuate a Secondary Market Transaction. Mortgagor shall cooperate in good faith with Mortgagee in effecting any such Secondary Market Transaction provided that same shall impose only immaterial costs upon Mortgagor and shall cooperate in good faith to implement all requirements imposed by any rating agency involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the Debt, and modifications to any documents evidencing or securing the loan; provided, however, that the Mortgagor shall not be required to modify any documents evidencing or securing the Debt which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) any other material economic term of the Debt, or (E) increase any obligations or decrease any rights of Mortgagor under the Loan Documents in a material manner. Mortgagor shall provide such information within Mortgagor's possession or control, and documents relating to Mortgagor, any guarantor or indemnitor, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Debt in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. For purposes hereof, a "Secondary Market Transaction" shall be (a) any sale of the Mortgage, Note and other Loan Documents to one or more investors as a whole loan; (b) a participation of the Debt to one or more investors, (c) any deposit of the Mortgage, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale or transfer of the Debt or any interest therein to one or more investors.

            1.20. PAYMENT OF COSTS: REIMBURSEMENT TO MORTGAGEE. Mortgagor shall pay all costs and expenses reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Mortgaged Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Interest Rate from and after the date of Mortgagee's making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Mortgaged Property, or any other demand or claim, which, if enforced, could impair or threaten to impair Mortgagee's security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which affects Mortgagee's interest in the Mortgaged Property or Mortgagee's right to enforce its security, then Mortgagee may, at it option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions shall be reasonably determined by Mortgagee and the amounts to be paid shall be determined by Mortgagee in its reasonable discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee pursuant to and in accordance with the provisions hereof shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Mortgagor, Mortgagee, any Indemnitor, the Debt or any of the Loan Documents. Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Mortgaged Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Mortgagee's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.


            1.21. SECURITY INTEREST. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in, all sums on deposit with Mortgagee pursuant to the provisions of Section 1.6, Section 1.8, Section 1.34 and Section 1.36 hereof or any other Section hereof or of any other Loan Document and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Mortgaged Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Mortgagor's leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee, except for maintenance equipment for the Improvements and the collateral is the equipment itself. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may reasonably require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except for financial and accounting records which are kept at principal place of business of Mortgagor or as otherwise required or permitted by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

            1.22. SECURITY AGREEMENT. This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein, Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Mortgaged Property, and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Mortgagee shall have the rights and remedies as prescribed in this Mortgage, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Mortgagee's election. Any disposition of the Collateral may be conducted by an employee or agent of Mortgagee. Any person, including both Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall have the right to enter upon the Premises and the Improvements or any real property where any of the Collateral is located to take possession of, assemble and collect the same or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Mortgagee to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Mortgaged Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

            (a) In the event of a foreclosure sale, the Mortgaged Property may, at the option of Mortgagee, be sold as a whole; and

            (b) It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

            (c) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

                       c/o First Union Real Estate Equity
                       and Mortgage Investments
                       551 Fifth Avenue
                       Suite 1416
                       New York, New York 10176

The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

                       First Union National Bank
                       One First Union Center DC6
                       Charlotte, North Carolina 28288-0166

            1.23. EASEMENTS AND RIGHTS-OF-WAY. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, provided that the granting of same does not have a material adverse effect on the utility or value of the Mortgaged Property. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent without charge to Mortgagor other than expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in the review of Mortgagor's request and in the preparation of documents effecting the subordination.

            1.24. COMPLIANCE WITH LAWS. Mortgagor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Mortgaged Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Mortgaged Property; provided, however, that, Mortgagor may, upon providing Mortgagee with security reasonably satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Mortgaged Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Lease of or any other agreement (other than service contracts) applicable to the Mortgaged Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

            1.25. ADDITIONAL TAXES. In the event of the enactment after the date hereof of any law of the state in which the Mortgaged Property is located or of any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxing any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the Debt or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or
(b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due and Mortgagee shall be deemed to have waived the benefit of Section 1.04 of the Note relative thereto unless, at the time of such payment, an Event of Default or a Default shall have occurred, which Default or Event of Default is unrelated to the provisions of this Section 1.25, in which event any applicable prepayment premium or fee in accordance with the terms of the Note shall be due and payable.

            1.26. SECURED INDEBTEDNESS. It is understood and agreed that this Mortgage shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.

            1.27. MORTGAGOR'S WAIVERS. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Mortgaged Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Mortgaged Property so sold. Mortgagor, for Mortgagor and Mortgagor's successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of counsel:
(a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Mortgagor, including the Mortgaged Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Mortgaged Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Mortgaged Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law, including, but not limited to, all rights of redemption confined by the Act passed by the General Assembly of Arkansas on May 8, 1899, and acts amendatory thereof. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Furthermore, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the Debt or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

       1.28. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

             (a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN THE STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

             (b) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

            1.29. ATTORNEY-IN-FACT PROVISIONS. With respect to any provision of this Mortgage or any other Loan Document whereby Mortgagor grants to Mortgagee a power-of-attorney, provided no Default or Event of Default has occurred under this Mortgage, Mortgagee shall first give Mortgagor written notice at least three (3) days prior to acting under such power, which notice shall demand that Mortgagor first take the proposed action within such period and advising Mortgagor that if it fails to do so, Mortgagee will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred, or if necessary to prevent imminent death, serious bodily injury, material damage, loss, forfeiture or diminution in value to the Mortgaged Property or any surrounding property or to prevent any material adverse affect on Mortgagee's interest in the Mortgaged Property, Mortgagee may act immediately and without first giving such notice. In such event, Mortgagee will give Mortgagor notice of such action as soon thereafter as reasonably practical.

       1.30. MANAGEMENT. The management of the Mortgaged Property shall be by either: (a) Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee for so long as Mortgagor or said affiliated entity is managing the Mortgaged Property in a first class manner; (b) a professional property management company approved by Mortgagee; or (c) a Qualified Manager. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Mortgagee. In no event shall any manager be removed or replaced or the terms of any management agreement be modified or amended, without the prior written consent of Mortgagee which consent, in all cases, shall not be unreasonably withheld so long as such manager is replaced with a Qualified Manager and such replacement manager executes Mortgagee's form of Consent and Agreement of Manager and with respect to any amendments, so long as (x) the management fee thereunder is no greater than 4% of gross revenue of the Mortgaged Property, (y) such Management Agreement is terminable by Mortgagee upon 30 days prior written notice to the manager, and (z) the Management Agreement is subject and subordinate to the terms of this Mortgage. After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Mortgagor to retain, a new management agent that either qualifies as a Qualified Manager, or is reasonably approved by Mortgagee.

            All Rents and Profits generated by or derived from the Mortgaged Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Mortgaged Property (including management fees and leasing costs and commissions), including, without limitation, current expenses relating to Mortgagor's liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Mortgaged Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Mortgaged Property (including management fees and leasing costs and commissions) have been fully paid and satisfied.

       1.31. HAZARDOUS WASTE AND OTHER SUBSTANCES.

             (a) Mortgagor hereby represents and warrants to Mortgagee that, as of the date hereof: (i) except as disclosed in any environmental site assessment report prepared by IVI Environmental Inc. and dated March 3, 2000 (the "Environmental Report"), to the best of Mortgagor's knowledge, information and belief, none of Mortgagor nor the Mortgaged Property nor any Tenant at the Premises nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to the environment (collectively, "Environment Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Emergency Planning and Community-Right-to-Know Act (42

U.S.C. Section 11001 et seq.), the Toxic Substances Control Act (15
U.S.C. Section 2601 et seq.), and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), regulations promulgated pursuant to said laws, all as amended from time to time or otherwise exposed to any liability under any Environmental Law relating to or affecting the Mortgaged Property, whether or not used by or within the control of Mortgagor; (ii) except as otherwise disclosed in the Environmental Report, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, radon or raw materials which include hazardous materials) or any other substances or materials, which are regulated by Environmental Laws (collectively, "Hazardous Substances") are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination), except for those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws; (iii) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (iv) except as described in the Environmental Report, there is no pending, nor, to Mortgagor's knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Mortgagor or the Mortgaged Property; except as otherwise disclosed in the Environmental Report there are no underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Mortgaged Property that do not comply with Environmental Laws; (v) Mortgagor has received no notice of, and to the best of Mortgagor's knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with FFrespect to any condition, use or operation of the Mortgaged Property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim; (vi) Mortgagor has received no notice of and, to the best of Mortgagor's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Mortgaged Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim; and
(vii) radon is not present at the Mortgaged Property in excess or in violation of Environmental Laws that require disclosure to any tenant or occupant of or invitee to the Mortgaged Property or to any governmental agency or the general public.

             (b) Except as otherwise disclosed in the Environmental Report, Mortgagor has not received nor to the best of Mortgagor's knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws; and

             (c) Except as otherwise disclosed in the Environmental Report, to the best of Mortgagor's knowledge, information and belief, neither the Mortgaged Property, nor any property to which Mortgagor has, in connection with the maintenance or operation of the Mortgaged Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Mortgagor's knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on

CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.


             (d) Mortgagor shall comply with all applicable Environmental Laws. Mortgagor shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (except those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and except in compliance with all Environmental Laws) and in compliance with all Environmental Laws. Mortgagor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Mortgage, Mortgagor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing materials.

             (e) Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of (i) the existence of any Hazardous Substances on the Mortgaged Property other than those occurring in the ordinary course of Mortgagor's business and which do not violate Environmental Laws, (ii) any direct or indirect violation of any Environmental Laws, (iii) any lien, action or notice affecting the Mortgaged Property or Mortgagor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Mortgagor or the Mortgaged Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Mortgage incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Mortgagor, shall deliver to Mortgagee copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Mortgaged Property or to Mortgagor. Mortgagor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws. Without limiting the foregoing, Mortgagor shall, promptly and regardless of the source of the contamination or threat to the environment, at its own expense, take all actions as shall be necessary or prudent, to bring any and all portions of the Mortgaged Property into compliance with Environmental Laws, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Mortgagee) and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Mortgaged Property. In the event Mortgagor fails to do so, Mortgagee may, but shall not be obligated to, cause the Mortgaged Property or other affected property to be brought into conformance with Environmental Laws and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagor hereby grants to Mortgagee and its agents and employees access subject to the rights of any Tenants to the Mortgaged Property and a license to remove any items deemed by Mortgagee to be in violation of Environmental Laws and to do all things Mortgagee shall deem necessary to bring the Mortgaged Property into conformance with Environmental Laws.

             (f) Mortgagor covenants and agrees, at Mortgagor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Mortgaged Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances or radon on, in, under or affecting all or any portion of the Mortgaged Property or that have migrated from the Mortgaged Property to any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Mortgaged Property, originating from the Mortgaged Property, or otherwise associated with Mortgagor or any operations conducted on the Mortgaged Property at any time; (iv) the failure by Mortgagor to comply fully with the terms and conditions of this Section 1.31; (v) the breach of any representation or warranty contained in this Section 1.31; (vi) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Mortgaged Property or any surrounding areas (that originate from the Mortgaged Property or is otherwise caused by Mortgagor), the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Mortgaged Property or any surrounding areas (that originate from the Mortgaged Property or is otherwise caused by Mortgagor) to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Mortgaged Property or any surrounding areas. The indemnity set forth in this Section 1.31 shall also include any diminution in the value of the security afforded by the Mortgaged Property or any future reduction in the sales price of the Mortgaged Property by reason of any matter set forth in this Section 1.31. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Mortgaged Property after foreclosure or other taking of title to the Mortgaged Property by Mortgagee or its successor or assigns or agents, employees and contractors. Mortgagee's rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents.

             (g) Upon Mortgagee's request, at any time after the occurrence of an Event of Default or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or from the Mortgaged Property in violation of Environmental Laws, or that the Mortgaged Property may be in violation of the Environmental Laws, Mortgagor shall perform or cause to be performed, at Mortgagor's sole cost and expense and in scope, form and substance reasonably satisfactory to Mortgagee, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Mortgaged Property, the compliance or non-compliance status of the Mortgaged Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm reasonably approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint ("Lead Based Paint") in violation of the Environmental Laws on the Mortgaged Property. If Mortgagor fails to provide reports of such inspection or audit within forty-five (45) days after such request, Mortgagee may order the same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property subject to the rights of any Tenant thereat and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

             (h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Mortgagor, FURI and Mortgagee (the "Environmental Indemnity Agreement"). The provisions of this Mortgage and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Mortgagee.


             (i) Mortgagor covenants and agrees to institute, within thirty (30) days after the date hereof, an operations and maintenance program (the "Maintenance Program") designed by an environmental consultant, satisfactory to Mortgagee, with respect to asbestos containing materials ("ACM's"), consistent with "Guidelines for Controlling Asbestos-Containing Materials in Buildings" (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Debt secured hereby is repaid in full. In furtherance of the foregoing, Mortgagor shall inspect and maintain all ACM's on a regular basis and ensure that all ACM's shall be maintained in a condition that prevents exposure of residents to ACM's at all times. Without limiting the generality of the preceding sentence, Mortgagee may require (i) periodic notices or reports to Mortgagee in form, substance and at such intervals as Mortgagee may specify, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters,
(iii) at Mortgagor's sole expense, supplemental examination of the Mortgaged Property by consultants specified by Mortgagee, and (iv) variation of the operations and maintenance program in response to the reports provided by any such consultants.

             (j) If, at any time hereafter, Lead Based Paint is suspected of being present on the Mortgaged Property, Mortgagor agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared an assessment report describing the location and condition of the Lead Based Paint (the "Lead Based Paint Report") prepared by an expert, and in form, scope and substance, acceptable to Mortgagee.

            (k) Mortgagor agrees that if it has been, or if at any time hereafter it is, determined that the Mortgaged Property contains Lead Based Paint, on or before thirty (30) days following such determination, if such determination is hereafter made, as applicable, Mortgagor shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Mortgaged Property, which plan shall be prepared by an expert, and be in form, scope and substance, reasonably acceptable to Mortgagee.

       1.32. INDEMNIFICATION; SUBROGATION.

             (a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee's reasonable attorneys' fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, fines, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Mortgagee by reason of Mortgagee's or its agent's, employee's or contractor's willful misconduct or gross negligence.

             (b) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, fines, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Mortgagee by reason of Mortgagee's or its agent's, employee's or contractor's willful misconduct or gross negligence. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys' fees and expenses if Mortgagee prevails in such litigation or proceeding. The right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment if Mortgagee prevails in such litigation or proceeding. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay
Mortgagee reasonable attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Mortgage shall include, without limitation, any attorney or law firm engaged by Mortgagee and Mortgagee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Mortgage shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable, and any allocable charges and allocable costs of Mortgagee's in-house counsel.

             (c) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

            1.33. COVENANTS WITH RESPECT TO INDEBTEDNESS, OPERATIONS, FUNDAMENTAL CHANGES OF MORTGAGOR.

            A. Mortgagor hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Mortgagor:

             (a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Mortgagor's existence as a single purpose entity;

             (b) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

             (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

             (d) does not own and will not own any asset other than (i) the Mortgaged Property and additions thereto contemplated or permitted by the Loan Documents, and (ii) incidental personal property necessary for the operation of the Mortgaged Property;

             (e) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management, leasing and operation of the Mortgaged Property;

             (f) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Mortgagor, as applicable, or any affiliate of any general partner, principal or member of Mortgagor, except upon terms and conditions that are substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

             (g) except as permitted by Section 1.13 of this Mortgage, has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and
(ii) trade payables or accrued expenses (not exceeding five (5%) percent in the aggregate of the original principal amount of the Note) incurred in the ordinary course of business of owning and operating the Mortgaged Property (provided, however, that all such sums are not evidenced by a promissory note and shall be paid in full promptly by Mortgagor, but in no event later than sixty (60) days of the date incurred), and except as permitted by this Mortgage, no other debt will be secured (senior, subordinate or pari passu) by the Mortgaged Property;

             (h) has not made and will not make any loans or advances to any third party (including any affiliate) other than normal distributions and dividends;

             (i) is and will be solvent and pay its debts from its assets (including contributions to its capital) as the same shall become due;

             (j) has done or shall use commercially reasonable efforts to cause to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

             (k) will conduct and operate its business in its own name and as presently conducted and operated;

             (l) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

             (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Mortgagor, as applicable);

             (n) will file its own tax returns, if required by law,

             (o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

             (p) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates and shall allocate fairly and reasonably any overhead and expense for shared office space;

             (q) will not commingle the funds and other assets of Mortgagor with those of any general partner, member, affiliate, principal or any other person except as required or permitted by the Loan Documents;

             (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person except as required or permitted by the Loan Documents;

             (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

             (t) will pay any liabilities out of its own funds (including contributions to its capital), including salaries of its employees, not funds of any affiliate;

             (u) will use stationery, invoices, and checks separate from its affiliates;

             (v) will not do any act which would make it impossible to carry on the ordinary business of Mortgagor;

             (w) will not possess the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property for other than a business or company purpose;

             (x) will not sell, encumber or otherwise dispose of all or substantially all of the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property, except as required or permitted by the Loan Documents;

             (y) will not hold title to Mortgagor's assets other than in Mortgagor's name; and

             (z) will not, without the affirmative consent of the general manager of the Mortgagor (including the unanimous approval of the board of managers (including the Independent Party as such term is defined below) of the general manager of Mortgagor), institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Mortgagor or a substantial part of Mortgagor's property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action.

          B. (a) Mortgagor's manager, Park Plaza 3, LLC, a Delaware limited liability company (the "SPC Entity") shall be a limited liability company and the SPC Entity will at all times comply, and will cause Mortgagor to comply, with each of the representations, warranties, and covenants contained in this Paragraph 1.33 as if such representation, warranty or covenant was made directly by the SPC Entity;

             (b) SPC Entity shall at all times cause there to be at least one
(1) duly appointed member of the board of managers of the SPC Entity who is reasonably satisfactory to Mortgagee (an "Independent Party") who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, attorney, counsel, partner or employee of, Mortgagor or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Mortgagor or any of its shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer of Mortgagor or any of its shareholders, subsidiaries or affiliates, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of Mortgagor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise;

             (c) Mortgagor shall not cause or permit the board of managers of the SPC Entity to take any action which, under the terms of its certificate of formation, operating agreement or any voting trust agreement with respect to any membership rights of the SPC Entity, requires a vote of the board of managers or member(s) (as the case may be) of the SPC Entity, unless, at the time of such action, there shall be at least one Independent Party; and

            (d) Mortgagor shall conduct its business and shall cause each Covered Party (as hereinafter defined) to conduct its business so that the assumptions made with respect to each party (each a "Covered Party") addressed in that certain opinion letter dated the date hereof (the "Insolvency Opinion") delivered by Arter & Hadden, LLP in connection with the loan secured hereby shall be true and correct in all respects.

            1.34. REPAIR AND REMEDIATION RESERVE. Prior to the execution of this Mortgage, Mortgagee has caused the Mortgaged Property to be inspected and such inspection has revealed that the Mortgaged Property is in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Mortgagor has established with the Mortgagee a reserve in the amount of $36,775.00 (the "Repair and Remediation Reserve") by depositing such amount with Mortgagee. Mortgagor shall cause each of the items described in Exhibit C attached hereto and made a part hereof and as more particularly described in that certain Engineering Report (the "Engineering Report") entitled Property Condition Report, dated March 21, 2000 and prepared by Inspection & Valuation International (the "Deferred Maintenance") to be completed, performed, remediated and corrected to the reasonable satisfaction of Mortgagee and as necessary to bring the Mortgaged Property into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of six (6) months after the effective date hereof, as such time period may be extended by Mortgagee in its sole discretion. So long as no Event of Default has occurred, all sums in the Repair and Remediation Reserve shall be held by Mortgagee in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Event of Default has occurred, Mortgagee shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Mortgagor the amount paid and incurred by Mortgagor in completing, performing, remediating or correcting the Deferred Maintenance upon (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Repair and Remediation Reserve and a certification by Mortgagor in the form annexed hereto as Exhibit B, (b) delivery to Mortgagee of paid invoices, receipts or other evidence reasonably satisfactory to Mortgagee verifying the costs of the Deferred Maintenance to be reimbursed, (c) delivery to Mortgagee of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Mortgagee describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the Mortgaged Property is, as a result of such work, in compliance with all applicable laws, ordinances, rules and regulations relating to the Deferred Maintenance so performed, (d) delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties furnishing or have furnished materials or labor to the Mortgaged Property have been paid all amounts due for such labor and materials furnished to the Mortgaged Property, and (e) the receipt by Mortgagee of an administrative fee in the amount of $150.00. Mortgagee shall not be required to make advances from the Repair and Remediation Reserve more frequently than once in any ninety (90) day period. In making any payment from the Repair and Remediation Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. No interest on the funds contained in the Repair and Remediation Reserve shall be paid by Mortgagee to Mortgagor. Mortgagor hereby grants to Mortgagee a power-of-attorney, coupled with an interest, to cause the Deferred Maintenance to be completed, performed, remediated and corrected to the reasonable satisfaction of Mortgagee upon Mortgagor's failure to do so in accordance with the terms and conditions of this Section 1.34, and to apply the amounts on deposit in the Repair and Remediation Reserve to the costs associated therewith, all as Mortgagee may reasonably determine but without obligation to do so.

            1.35. CASH MANAGEMENT AGREEMENT. On or before the date hereof Mortgagor covenants and agrees to enter into one or more servicing account agreements, lockbox servicing agreements and/or cash management agreements acceptable to Mortgagee between Mortgagor, the manager of the Mortgaged Property, Mortgagee and, as applicable, one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "CASH MANAGEMENT AGREEMENT"). During any Sweep Period (as defined in the Cash Management Agreement), all Rents and Profits shall be applied as set forth in the Cash Management Agreement and the escrows and reserves required hereunder shall be funded as provided therein. Mortgagor shall pay all costs and expenses of the servicer and any bank as required under the Cash Management Agreement. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

            1.36. LEASING RESERVE. Contemporaneously herewith Mortgagor is depositing $300,000.00 to be held in escrow as additional security for the indebtedness secured hereby and to be used for tenant improvements and up-front leasing commissions ("Leasing Costs") to retain or replace the former tenant at the Property known as United Artists (the "Leasing Reserve"). So long as no Event of Default has occurred, sums in the Leasing Reserve shall be held by Mortgagee to pay Leasing Costs upon Mortgagee's receipt of a lease for the entire United Artists' space from a tenant (or multiple tenants acceptable to Mortgagee under leases acceptable to Mortgagee) acceptable to Mortgagee in form and substance satisfactory to Mortgagee, containing terms, including financial terms and other conditions acceptable to Mortgagee. Additionally, so long as no Event of Default has occurred, Mortgagee shall, to the extent funds are available for such purpose in the Leasing Reserve, disburse to Mortgagor the amount paid by Mortgagor in performing such Leasing Costs following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Leasing Reserve and a certification by Mortgagor that (i) for Leasing Costs consisting of commissions payable to brokers not affiliated with Mortgagor and at a rate not greater than the then-current market rate, such leasing commission has been paid by Mortgagor, and (ii) for Leasing Costs consisting of amounts required to be expended pursuant to the relevant Lease for tenant improvement or related costs, said Leasing Costs have been paid and the tenant under such Lease has taken possession of its demised premises and begun to pay rent under its Lease, (b) the delivery to Mortgagee of invoices, receipts or other evidence satisfactory to Mortgagee verifying the cost of such Leasing Costs; (c) for disbursement requests in excess of $10,000.00, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the property have been paid (or will be paid out of such disbursement) all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of $10,000.00 (other than with respect to leasing commissions), delivery to Mortgagee of a certification from an inspecting architect or other third party acceptable to Mortgagee describing the completed tenant improvement or other work, and verifying the completion and the value thereof; (e) for disbursement requests in excess of $10,000.00 (other than with respect to leasing commissions), delivery to Mortgagee of a new certificate of occupancy for the portion of the Improvements covered by such Lease, if said new certificate of occupancy was required by law, or a certification by Mortgagor that no new certificate of occupancy was required and (f) the receipt by Mortgagee of an administrative fee in the amount of $150.00. Mortgagee shall also pay such servicing fees related to the Leasing Reserve as are normally and customarily charged by the servicer of the Loan for administrating similar leasing reserves. Notwithstanding the foregoing, at Mortgagor's request, with respect to disbursement requests in excess of $10,000, Mortgagee will make disbursements from the Leasing Reserve based upon an invoice and without requiring Mortgagor to have previously paid such invoice so long as such disbursements are made by virtue of a joint check in favor of Mortgagor and the applicable vendor or contractor. In making any payment from the Leasing Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. The Leasing Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. No interest on the funds contained in the Leasing Reserve shall be paid by Mortgagee to Mortgagor. The Leasing Reserve is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of the costs and expenses described in this paragraph in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the Leasing Reserve are inadequate to pay Leasing Costs in connection with any Lease, Mortgagor shall pay the amount of such deficiency.

       1.37. COVENANTS WITH RESPECT TO REA

             (a) Mortgagor shall:

                        (i) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by Mortgagor under the REA, and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                        (ii) promptly notify Mortgagee of any default under the REA of which it is aware;

                        (iii) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other parties to the REA.

             (b) Mortgagor shall not, without Mortgagee's prior consent:

                        (i) surrender, terminate or cancel the REA;

                        (ii) reduce or consent to the reduction of the term of the REA;

                        (iii) increase or consent to the increase of the amount of any charges payable by Mortgagor to another party to the REA pursuant to the provisions thereof; or

                        (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the REA in any material respect.

             (c) Notwithstanding anything to the contrary, the approval procedures for the Leases that are set forth in Section 1.12(a) hereof shall apply to the submission and approval of all amendments, modifications and terminations of REA for which Mortgagee's consent or approval is required under the Loan Documents.

                                   ARTICLE II
                                EVENTS OF DEFAULT

            2.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an Event of Default hereunder:

             (a) Mortgagor fails to pay any money to Mortgagee required hereunder at the time or within any applicable grace period set forth herein, or if no grace period is set forth herein, then within seven (7) days of the date such payment is due (except those regarding payments to be made under the Note, which failure is subject to any grace periods set forth in the Note).

             (b) Mortgagor fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Sections 1.5, 1.15, 1.31, 1.33 or 1.34 hereof.

             (c) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

             (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Mortgagee by Mortgagor, by any principal, general partner, manager or member in Mortgagor, or by any Indemnitor is determined by Mortgagee to have been false or misleading in any material respect at the time made.

             (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Mortgaged Property, Mortgagor or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

             (f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

             (g) Mortgagor, any principal, general partner, managing member or non-member manager in Mortgagor or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal, general partner, managing member or non-member manager of Mortgagor or for any Indemnitor or for a substantial part of the assets of Mortgagor, of any such principal, general partner, managing member or non-member manager of Mortgagor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

             (h) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any principal, general partner, managing member or non-member manager of Mortgagor or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, against any principal, general partner, managing member or non-member manager of Mortgagor or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor or of any Indemnitor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal, general partner, managing member or non-member manager of Mortgagor or for any Indemnitor, or for any substantial part of any of the properties of Mortgagor, of any such principal, general partner, managing member or non-member manager of Mortgagor or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within ninety (90) days after being commenced.

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

             (i) The Mortgaged Property or any part material thereof is taken on execution or other process of law in any action against Mortgagor.

             (j) Mortgagor abandons all or a material portion of the Mortgaged Property except as expressly permitted hereby.

             (k) The holder of any lien or security interest on the Mortgaged Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

             (l) The Mortgaged Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration (except as expressly permitted hereby) so that the value of the Mortgaged Property is materially diminished thereby and Mortgagee reasonably determines that it is not adequately protected from any loss, damage or risk associated therewith.

             (m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor, any of its principals, any general partner or any managing member, or any Indemnitor except as expressly permitted by
Section 1.13 hereof.

             (n) SPC Entity fails to perform any covenant, agreement, obligation, term or condition of Section 1.33.

             (o) If a default has occurred and continues beyond any applicable cure period under the REA, but only if such default permits any other party to the REA to terminate or cancel the REA;

                                   ARTICLE III
                                    REMEDIES

            3.1. REMEDIES AVAILABLE. If there shall occur an Event of Default under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

             (a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

             (b) Entry on the Mortgaged Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee's judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Mortgaged Property, to increase the income therefrom, to manage and operate the Mortgaged Property or to protect the security hereof, and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

             (c) Collect Rents. With or without taking possession of the Mortgaged Property, sue or otherwise collect the Rents, including those past due and unpaid.

             (d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Mortgaged Property for the repayment of the Debt or the solvency of Mortgagor or any person or persons liable for the payment of the Debt, and Mortgagor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Mortgaged Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in
Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the Debt or until title to the Mortgaged Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

             (e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Mortgaged Property or cause the Mortgaged Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee. In the event foreclosure proceedings are instituted by Mortgagee, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

The Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate, any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Mortgaged Property or any part thereof.

             (f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Mortgagee, to enforce the payment of the Debt or the other obligations of Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Mortgagee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Mortgagee.

             (g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

            3.2. APPLICATION OF PROCEEDS. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage shall be applied, to the extent funds are so available, to the following items in such order as Mortgagee in its discretion may determine:

             (a) To payment of the reasonable costs, expenses and fees of taking possession of the Mortgaged Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

             (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

             (c) To payment of the Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

             (d) The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

            3.3. RIGHT AND AUTHORITY OF RECEIVER OR MORTGAGEE IN THE EVENT OF DEFAULT; POWER OF ATTORNEY. Upon the occurrence of an Event of Default, and entry upon the Mortgaged Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee's or the receiver's sole discretion, all at Mortgagor's expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Mortgaged Property;
(b) take and maintain possession of all documents, books, records, papers and accounts relating to the Mortgaged Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Mortgaged Property; (d) manage and operate the Mortgaged Property; (e) preserve and maintain the Mortgaged Property; (f) make repairs and alterations to the Mortgaged Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Mortgaged Property in such condition as will, in Mortgagee's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Mortgaged Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Mortgaged Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents from the Mortgaged Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent;
(p) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any lease, contract, concession, license or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage or under any of the other Loan Documents has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor's true and lawful attorney-in-fact and agent, with full power of substitution in the Mortgaged Property, in Mortgagor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Mortgagee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing all or any portion of the Debt.

            3.4. OCCUPANCY AFTER FORECLOSURE. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's representatives, successors or assigns, or any other persons claiming any interest in the Mortgaged Property by, through or under Mortgagor (except tenants of space in the Improvements subject to leases entered into prior to the date hereof or otherwise having a legal right to do so (i.e. SNDA)) are occupying or using the Mortgaged Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Mortgaged Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Mortgaged Property in the appropriate court of the county in which the Premises is located.

            3.5. NOTICE TO ACCOUNT DEBTORS. Mortgagee may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness due or payable to Mortgagor included as part of the Mortgaged Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

            3.6. CUMULATIVE REMEDIES. All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any Event of Default. Mortgagee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

            3.7. PAYMENT OF EXPENSES. Mortgagor shall pay on demand all of Mortgagee's expenses incurred in any efforts to enforce any terms of this Mortgage, subject to the provisions below, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not

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

completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt provided, however, if any litigation is commenced between the parties hereto or their representatives, or if any party hereto institutes any proceeding in any bankruptcy or similar court which has jurisdiction over such party (or any or all of its property or assets) concerning any provision of this Agreement or other rights or duties of such party in relation thereto, the party prevailing in such litigation (or the non-bankrupt party, as the case may be) shall be entitled, in addition to such other and further relief as may be granted, to all costs incurred in enforcing its rights and remedies under this Agreement, including but not limited to reasonable attorneys' fees, out-of-pocket costs and expenses, and court costs in such litigation in an amount determined by the court in such litigation, or in separate action brought for the purpose of recovery of same.

                                   ARTICLE IV
                       MISCELLANEOUS TERMS AND CONDITIONS

            4.1. TIME OF ESSENCE. Time of performance is of the essence with respect to all provisions of this Mortgage.

            4.2. RELEASE OF MORTGAGE. If all of the Debt be paid, then and in that event only, all rights under this Mortgage and the other Loan Documents, except for those provisions hereof which by their terms survive, shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Mortgagee in due form at Mortgagor's cost. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee.

            4.3. CERTAIN RIGHTS OF MORTGAGEE. Without affecting Mortgagor's liability for the payment of any of the Debt, Mortgagee may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Mortgaged Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Mortgage or any agreement subordinating the lien hereof.

            4.4. WAIVER OF CERTAIN DEFENSES. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

            4.5. NOTICES. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service that obtains a receipt upon delivery for next business day delivery, or by depositing the same in the

United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee to Mortgagor at its address set forth on the first page of this Mortgage, to Mortgagee at First Union National Bank, One First Union Center, DC 6, 301 South College Street, Charlotte, North Carolina 28288-0166, Attn: Craig Lieberman, Real Estate Capital Markets Contract Finance, or at such other address as may be designated by either party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein provided shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other or additional address within the United States of America.

            4.6. SUCCESSORS AND ASSIGNS: JOINT AND SEVERAL LIABILITY. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Property, Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such parties' successors and assigns, and the term "Mortgagee" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the indebtedness secured hereby. If Mortgagor or Mortgagee consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Mortgagor.

            4.7. SEVERABILITY. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

            4.8. GENDER. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

            4.9. WAIVER: DISCONTINUANCE OF PROCEEDINGS. Mortgagee may waive any single Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Event of Default. Mortgagee may remedy any Event of Default by Mortgagor hereunder without waiving the Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Event of Default by Mortgagor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to or demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason prior to completion thereof, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.

            4.10. SECTION HEADINGS. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

            4.11. GOVERNING LAW. THIS MORTGAGE WILL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE MORTGAGED PROPERTY LOCATED IN SUCH STATE.

            4.12. COUNTING OF DAYS. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

            4.13. RELATIONSHIP OF THE PARTIES. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

            4.14. APPLICATION OF THE PROCEEDS OF THE NOTE. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

            4.15. UNSECURED PORTION OF INDEBTEDNESS. If any part of the Debt cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

            4.16. CROSS DEFAULT. An Event of Default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

            4.17. INTEREST AFTER SALE. In the event the Mortgaged Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State of in which the Premises is located), bear interest at the Default Interest Rate.

            4.18. INCONSISTENCY WITH OTHER LOAN DOCUMENTS. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Mortgage, and that the provisions of this Mortgage shall control over the provisions of the Assignment of Leases and Rents, the Guaranty and Indemnity Agreement, the Environmental Indemnity Agreement, and the other Loan Documents.

            4.19. CONSTRUCTION OF THIS DOCUMENT. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

            4.20. NO MERGER. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Mortgaged Property. It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Mortgaged Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

            4.21. RIGHTS WITH RESPECT TO JUNIOR ENCUMBRANCES. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Mortgaged Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

            4.22. MORTGAGEE MAY FILE PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals, general partners or managing members in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

            4.23. FIXTURE FILING. This Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The mailing address of Mortgagor and the address of Mortgagee from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

            4.24. AFTER-ACQUIRED MORTGAGED PROPERTY. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage is subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Mortgagee shall require for accomplishing the purposes of this Mortgage.

            4.25. NO REPRESENTATION. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee.

            4.26. COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

            4.27. PERSONAL LIABILITY. Notwithstanding anything to the contrary contained in this Mortgage, the liability of Mortgagor and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of the Note.

            4.28. RECORDING AND FILING. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the reasonable and customary costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Mortgaged Property.

            4.29. ENTIRE AGREEMENT AND MODIFICATIONS. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

            4.30. MAXMIUM INTEREST. The provisions of this Mortgage and of all agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Mortgagee for the use, forbearance or retention of the money loaned under the Note ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Mortgagee, be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will be paramount to all other agreements between Mortgagor and Mortgagee.

            4.31. INTEREST PAYABLE BY MORTGAGOR. Mortgagee shall cause funds in the Replacement Reserve to be deposited into interest bearing accounts of the type described in Exhibit D hereto, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Replacement Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Replacement Reserve by Mortgagor. All interest earned on amounts contributed to the Replacement Reserve shall be retained by Mortgagee and accumulated for the benefit of Mortgagor and added to the balance in the Replacement Reserve and shall be disbursed for payment of the items for which other funds in the Replacement Reserve are to be disbursed.

       4.32. DISSEMINATION OF INFORMATION.

             (a) If Mortgagee determines at any time to sell, transfer or assign the Note, this Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Mortgagee may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any rating agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Mortgagee now has or may hereafter acquire relating to the Debt and to Mortgagor, any guarantor, any indemnitor and the Mortgaged Property, which shall have been furnished by Mortgagor, any guarantor or any indemnitor as Mortgagee determines necessary or desirable.

             (b) Secondary Market. Mortgagee may sell, transfer and deliver the Loan Documents to one or more Investors in the secondary mortgage market. In connection with such sale, may retain or assign responsibility for servicing the loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Mortgagee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year first written above.

                                 MORTGAGOR:


                                 PARK PLAZA MALL, LLC, a Delaware
                                 limited liability company

                                 By:   Park Plaza 3, LLC, a Delaware limited
                                       liability company, its general manager

                                         By:      /s/ DANIEL P. FRIEDMAN
                                                  --------------------------
                                                  Name:  Daniel P. Friedman
                                                  Title: President


CONSENTED AND AGREED TO AS TO
THE PROVISIONS OF SECTION 1.33(b)

PARK PLAZA 3, LLC
a Delaware limited liability company

By:  /s/ DANIEL P. FRIEDMAN
   ---------------------------
   Name: Daniel P. Friedman
   Its:  President

State of New York    )
                     ) ss.
County of New York   )

            On this day personally appeared before me, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, Daniel P. Friedman, to me personally well known and who acknowledged that he was the President of Park Plaza 3, LLC, who is the general manager of Park Plaza Mall, LLC and was duly authorized as such to execute the foregoing instrument for, and in the name and behalf of said company further stated and acknowledged that he has so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

            WITNESS my hand and official seal on this 30th day of April,
                                                      ----
2000.
                                                   /s/ GARY D. LAWMAN
                                                   -----------------------
                                                   NOTARY PUBLIC


                                  GARY D. LAWMAN
                        Notary Public, State of New York
                                 No. 41-5054632
                           Qualified in Queens County
                     Certificate Filed in New York County
                        Commission Expires Jan. 22, 2002

                                   EXHIBIT E

                            INTERCREDITOR AGREEMENT

       INTERCREDITOR AGREEMENT (this "Agreement"), dated as of _______, 2000, between PARK PLAZA MALL, LLC, a Delaware limited liability company, as mortgage lender (together with its successors and assigns, the "First Mortgage Lender"), and ____________________, a _______________, as mezzanine lender (together with its successors and assigns, the "Mezzanine Lender").

                                    RECITALS

       WHEREAS, pursuant to a Mortgage and Security Agreement, dated as of April ___, 2000 (as amended, supplemented or otherwise modified from time to time, the "First Mortgage Loan Agreement"), made by Park Plaza Mall, LLC, a Delaware limited liability company as mortgagor (the "Company"), in favor of First Mortgage Lender, as mortgagee, and as evidenced by a Promissory Note of even date therewith (the "First Mortgage Note"), the First Mortgage Lender has provided financing in the original principal amount of $42 Million to the Company secured by the property owned by the Company and described on Exhibit A hereto (the "Property") (the First Mortgage Note and the First Mortgage Loan Agreement together with all other documents and instruments evidencing and/or securing the First Mortgage Note, are hereinafter collectively referred to as the "First Mortgage Loan Documents" and all obligations of the Company to First Mortgage Lender now existing or hereafter arising, due or to become due, under the First Mortgage Note and the First Mortgage Loan Documents are hereinafter collectively referred to as the "First Mortgage Loan Liabilities");

       WHEREAS, Mezzanine Lender is the owner and holder of a Note in the original principal amount of $_______ (the "Mezzanine Note"), dated the date of this Agreement, made by Park Plaza 1, LLC, a Delaware limited liability company (together with its successors and assigns, the "Mezzanine Borrower"), payable to the order of Mezzanine Lender; and

       WHEREAS, [TO BE CONFORMED TO REFLECT PLEDGE OF MEMBERSHIP INTEREST OF PARK PLAZA 2, LLC BY PARK PLAZA 1, LLC] Mezzanine Lender has entered into (i) a Loan Agreement, dated the date of this Agreement, between Mezzanine Borrower and Mezzanine Lender (as amended, supplemented or otherwise modified from time to time, the "Mezzanine Loan Agreement"); (ii) a Pledge Agreement, dated the date of this Agreement, by each of Mezzanine Borrower and _______________ ("Stock Owner"), for the benefit of Mezzanine Lender (the "Pledge Agreement"), which provides for (A) a pledge of Mezzanine Borrower's regular membership interest in the Company ("Pledged Membership Interest") and (B) a pledge of the Stock Owner's ownership of the stock of _______________, a _______________ (the
"Company Managing Member"; and all of such stock being the ("Pledged Stock"), which owns a 1% managing membership interest in the Company; and (iii) a Mezzanine Deposit Agreement, dated the date of this Agreement, among the Company, Mezzanine Borrower and

Mezzanine Lender (the "Mezzanine Deposit Agreement"; the Mezzanine Note, Mezzanine Loan Agreement and Mezzanine Deposit Agreement, together with all other documents and instruments evidencing and securing the Mezzanine Note, are hereinafter collectively referred to as the "Mezzanine Loan Documents" or the "Mezzanine Loan"; and all obligations of the Mezzanine Borrower to the Mezzanine Lender now existing or hereafter arising, due or to become due, under the Mezzanine Note and the Mezzanine Loan Documents are hereinafter collectively referred to as the "Mezzanine Loan Liabilities").

       NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1. CONSENT TO MEZZANINE LOAN. First Mortgage Lender hereby acknowledges and agrees that Mezzanine Lender is making the Mezzanine Loan to Mezzanine Borrower. First Mortgage Lender hereby consents to Mezzanine Lender's making the Mezzanine Loan to Mezzanine Borrower, to the execution and delivery of the Mezzanine Loan Documents to Mezzanine Lender and to the liens and security interests created in favor of Mezzanine Lender by the Mezzanine Loan Documents. First Mortgage Lender hereby acknowledges and agrees that any conditions precedent to First Mortgage Lender's consent to mezzanine financing on the Property as set forth in the First Mortgage Loan Documents or any other agreements with Company are, as they apply to the Mezzanine Loan Documents or the making of the Mezzanine Loan, either satisfied or waived.

       2.     RATING AGENCY CONFIRMATION.

              (a) If there are any securities representing beneficial interests in the First Mortgage Loan (the "Certificates") outstanding, Mezzanine Lender shall not transfer any or all of its interest in the Mezzanine Loan or exercise any rights it may have under the Pledge Agreement or any other Mezzanine Loan Document to obtain title to, or sell, or transfer title to, all or any part of the Mezzanine Collateral (as defined in section 2(b) below), whether pursuant to a sale governed by the applicable uniform commercial code or otherwise, unless First Mortgage Lender has received written confirmation from each of Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc. or any other nationally recognized statistical rating organization who have at the time in question actually issued a current rating of such Certificates ("Rating Agency") that such transfer (and a transfer of the Mezzanine Collateral to such , in either transferee) will not result in a qualification, downgrade or withdrawal of the ratings assigned by the Rating Agency to the Certificates. Notwithstanding the foregoing, Mezzanine Lender shall have the right to (i) transfer all or any portion of the Mezzanine Loan to a Permitted Institutional Transferee (as defined below) and/or (ii) exercise any rights it may have under the Pledge Agreement or any other Mezzanine Loan Document to obtain title to, or sell, or transfer title to, all or any protion of the Mezzanine Collateral so long as the transferee of the Mezzanine Collateral is a Permitted Institutional Transferee, in either case with respect to clause (i) or (ii) above without having to obtain a confirmation from the Rating Agencies. Furthermore, if a Rating Agency consents to a transfer of the Mezzanine Loan to a particular person or entity (such transferee, an "Approved

Transferee"), no further Rating Agency approval shall be required for a transfer of the Mezzanine Collateral to such Approved Transferee. "Permitted Institutional Transferee" means (i) an affiliate of Mezzanine Lender, (ii) "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), (iii) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, a real estate investment trust (or the trustees thereof) or a corporation qualifying as such, the shares of beneficial interest of which are traded on a National Securities Exchange, as defined in the Securities Exchange Act of 1934, as amended, or an institution substantially similar to any of the foregoing, in each case under this clause (iii) having at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $600,000,000 in total assets, and being experienced in making commercial loans; (iv) any entity owned and controlled by any one or more institutions meeting the criteria in clause (iii), (v) any lender listed on Exhibit B, attached hereto and made a part hereof, or (vi) an Approved Transferee.

              (b) If there are any Certificates outstanding and S&P is providing a rating on the Certificates, Mezzanine Lender shall not exercise any rights it may have under the Mezzanine Loan Documents, including, without limitation any right under the Pledge Agreement to obtain title to the Pledged Stock (collectively [and together with any other collateral securing the Mezzanine Loan], the "Mezzanine Collateral"), unless Mezzanine Lender has received the prior written consent of the servicer of the First Mortgage Loan, which consent shall be deemed given if Mezzanine Lender qualifies as a Permitted Institutional Transferee, as said term is defined in paragraph 2(a) above. In the event Mezzanine Lender exercises its rights under the Mezzanine Loan Documents to obtain, or sell, the title to all or any portion of the Mezzanine Collateral, the Mezzanine Lender (or the purchaser of such interests at a UCC sale) shall deliver to such servicer such certificates, opinions (covering such subjects, including nonconsolidation) and documentation as shall be reasonably requested by such servicer.

              (c) If there are Certificates outstanding, Mezzanine Lender shall not exercise any rights to terminate the manager of the Property (the "Manager") and approve a replacement Manager therefor and execution of any related management agreement, unless (a) the replacement Manager is, under the standards set forth in paragraph 1.30 of the First Mortgage Loan Agreement, qualified to act as the manager of the Property, and (b) First Mortgage Lender shall in its discretion, reasonably exercised, have approved such replacement Manager.

              (d) Mezzanine Lender promptly shall notify First Mortgage Lender of any intended action relating to the Mezzanine Loan which would require confirmation by the Rating Agencies and shall cooperate with First Mortgage Lender in obtaining such confirmation. First Mortgage Lender shall, upon request of Mezzanine Lender, use reasonable efforts to obtain written confirmation from each Rating Agency that a requested or proposed action by the Mezzanine Lender will not result in a qualification, downgrade or withdrawal of the then-current ratings assigned by the Rating Agency to the Certificates.

                                   EXHIBIT A


                               LEGAL DESCRIPTION



Tract 1 (Reserve Tract "A"-Fee simple)

A part of the Northeast Quarter of the Northeast Quarter, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said Northeast Quarter of the Northeast Quarter, run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said Northeast Quarter of the Northeast Quarter and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degree 21 minutes 37 seconds East for 42.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet to the Point of Beginning; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West line of the Northeast Quarter of the Northeast Quarter; thence South 00 degrees 29 minutes West and along the East right of way line of McKinley Street and parallel with the West line of the Northeast Quarter of the Northeast Quarter for 210.60 feet to the North right of way line of West Markham Street and a point 30.0 feet North of the South line of the Northeast Quarter of the Northeast Quarter, thence South 88 degrees 38 minutes 23 seconds East and along the North right of way line of West Markham Street and parallel with the South line of the Northeast Quarter of the Northeast Quarter for 150.11 feet; thence North 00 degrees 29 minutes East for 42.0 feet to the Point of Beginning, containing 0.7256 acres, more or less. Now platted as part of Tract A, Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat Book C, Page 519, records of Pulaski County, Arkansas.

LESS AND EXCEPT Part of Tract A, Park Plaza Addition in the City of Little Rock, Pulaski County, Arkansas, as recorded in Plat Book C at Page 519 being more particularly described as follows:

BEGINNING at the Southwest corner of the said Tract A. Park Plaza Addition: thence North 00 degrees 29 minutes 00 seconds East along the existing East right of way line of McKinley Street 210.6 feet; thence South 88 degrees 40 minutes 09 seconds East along the North Line of said Tract A, 18.14 feet: thence along the proposed East right of way line of McKinley Street the following three courses and distances: 1) South 05 degrees 10 minutes 05 seconds East 67.00 feet 2) South 00 degrees 10 minutes 54 seconds West 124.18 feet: and 3) South 44 degrees 29 minutes 51 seconds East 28.43 feet to the North right-of-way line of West Markham Street; thence along said North right-of-way line North 88 degrees 43 minutes 26 seconds West 45.49 feet to the point of beginning.

Tract 2: (Reserve Tract "B"-Fee simple)

A part of the Northeast Quarter of the Northeast Quarter, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said Northeast Quarter of the Northeast Quarter, run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said Northeast Quarter of the Northeast Quarter and the centerline of West Markham Street (of 60.0 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street: thence North 88 degrees 38 minutes 23 seconds West and along the North

                                  -continued-
right of way line of West Markham Street for 264.08 feet to the Point of Beginning; thence North 01 degrees 2 minutes 37 seconds East for 42.00 feet; thence North 88 degrees; 38 minutes 23 seconds West for 250.64 feet; thence South 00 degrees 29 minutes West for 42.00 feet to the North right of way line of West Markham Street thence South 88 degrees 38 minutes 23 seconds East and along the North right of way line of West Markham Street and parallel with the South line of the Northeast Quarter of the Northeast Quarter for 250.00 feet, more less to the Point of Beginning, containing 0.2413 acres, more or less, now platted as part of Tract D of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat recorded C-519, records of Pulaski County. Arkansas.

Tract 3: (Reserve Tract "C"-Fee simple)

Being Lots 1, 2, 3 and 4, Henry Meirose Addition to the City of Little Rock, Pulaski County, Arkansas, more particularly described as follows: from the Southeast corner of the said Northeast Quarter of the Northeast Quarter, run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said Northeast Quarter of the Northeast Quarter and the centerline of West Markham Street (of 60.0 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degrees 21 minutes 37 seconds East for 42.0 feet thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West line of the Northeast Quarter of the Northeast Quarter; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West Line of the Northeast Quarter of the Northeast Quarter for 556.51 feet to the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest corner of an alley (of 20 foot width) running in an East-West direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West Line of the Northeast Quarter of the Northeast Quarter for 20.0 feet to the Southwest corner of 1, Henry Meirose Addition to the City of Little Rock (recorded in Plat Book 1, Page 62) and the Point of Beginning; thence continue North 00 degrees 29 minutes East and along the West line of said Lot 1 and par with the West line of the Northeast Quarter of the Northeast Quarter for 140.0 feet to the Northwest corner of said Lot 1 and a point on the South right of way line of "C" street (of varying width); thence South 88 degrees 50 minutes 28 seconds East and along the North line of Lots 1, 2, 3 and 4, Henry Meirose Addition to the C of Little Rock and the South right of way line of "C" Street 196.0 feet to the common North corner of Lots 4 and 5, Henry Meirose Addition, thence South 00 degrees 29 minutes West and along the common line of lots 4 and 5, Henry Meirose Addition to the City of Little Rock, for 140.0 feet to the common South corner of said Lots 4 and 5 and a point on the North line of the previously mentioned East-West alley; thence North 88 degrees 50 minutes 28 seconds West and along the South line of Lots 4, 3, 2 and 1, Henry Meirose Addition, the City of Little Rock and the North line of previously mentioned East-West alley for 196.0 feet to the Point of Beginning containing 0.6299 acres, more or less, now platted as Tract C of Park Plaza Addition, Little Rock, Pulaski County, Arkansas as recorded in Plat Record C-519, records of Pulaski County, Arkansas.

                                  -continued-

Tract 4 (Developer Tract-Fee simple)

A part of the Northeast Quarter of the Northeast Quarter, Section 1, Township 1 North, Range 13 West, which included "B" Street and Arthur Street, closed by City of Little Rock Ordinance No. 11,439 and No. 11,061, and, parts of Lots 14, 15 and 16, Henry Meirose Addition to the City of Little Rock, all being in Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said Northeast Quarter of the Northeast Quarter, run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said Northeast Quarter of the Northeast Quarter and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street and the Point of Beginning, said point being the Southeast corner of the Dillard Department Stores, Inc., tract; thence North 01 degrees 21 minutes 37 seconds East for 194.81 feet; thence North 88 degrees 38 minutes 23 seconds West for 160.36 feet to a point which is in line with the East wall of the two story brick building occupied by Dillard Department Stores, Inc.; thence North 01 degrees 24 minutes 36 seconds East and along the East wall and East wall projected North for 594.02 feet to the North line of an East-West alley and a point on the South line of Lot 11, Henry Meirose Addition to the City of Little Rock; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 11, 12 and 13, Henry Meirose Addition to the City of Little Rock and the North Line of the East-West alley for 114.11 feet to the Southeast corner of said Lot 13; thence North 00 degrees 29 minutes East and along the East line of said Lot and the West right of way line of Arthur Street for 26.12 feet to a point; thence South 89 degrees 03 ??? minutes seconds East; for 637.63 feet to the West right of way line of University Avenue (of 80 foot width) and
40.0 feet West: of the East line of the Northeast Quarter of the Northeast Quarter; thence South and along the West right of way line of University Avenue and parallel with the East line of the Northeast Quarter of the Northeast Quarter for 55.00 feet; thence North 89 degrees 03 minutes 32 seconds West for
200.00 feet; thence South 01 degrees 21 minutes 37 seconds West for 200.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 59.44 feet; thence South 01 degrees 26 minutes 04 seconds West for 368.75 feet; thence North 88 degrees 38 minutes 23 seconds West for 69.86 feet; thence South 01 degrees 21 minutes 37 seconds West for 150.00 feet; thence South 88 degrees 38 minutes 23 seconds East for 143.81 feet; thence North 01 degrees 21 minutes 37 seconds East for 129.01 feet; thence South 88 degrees 38 minutes 23 seconds East for 200.00 feet to the West right of way line of University Avenue and a point 40.0 feet West of the East line of the Northeast Quarter of the Northeast Quarter; thence South and along the West right of way line of University Avenue and parallel with the East line of the Northeast Quarter of the Northeast Quarter for 122.36 feet to the P.C. of a curve to the right whose radius is 29.36 and whose delta angle is 91 degrees 03 minutes 53 seconds; thence along the Arc of said curve for 46.66 feet (Chord bearing and distance of South 45 degrees 39 minutes 59 seconds West 41.91 feet) to the P.T. of said curve and a point on the North right of way line of West Markham Street (at the point the distance from the centerline of West Markham Street and from the South line of the Northeast Quarter of the Northeast Quarter is 51.0 feet; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street and parallel with the South line of the Northeast Quarter of the Northeast Quarter for 160.00 feet to the P.C. of a curve to the left whose radius is 101.00 feet and delta angle 37 degrees 25 minutes 51 seconds; thence along the arc of said curve and North right of way line of West Markham Street for 65.98 feet (chord bearing and distance of South 72 degrees 26 minutes 51 seconds West 64.82 feet) the P.T. of said curve and a point 30.0 feet North of the South line of the Northeast Quarter of the Northeast Quarter, thence North 88 degrees 38 minutes 23 seconds West and along the North right of way

                                  -continued-
of West Markham Street and parallel with the South line of the Northeast Quarter of the Northeast Quarter for 359.15 feet to the Point of Beginning, less and except part of the previously mentioned East-West alley and a part of Arthur Street more particularly described as follows: Beginning at the Southeast corner of Lot 13, Henry Meirose Addition to the City of Little Rock; thence North 00 degrees 29 minutes East and along the East line of said Lot 13 and the West right of way line of Arthur Street for 26.12 feet; thence South 89 degrees 03 minutes 32 seconds East for 15.33 feet (deed) 17.67 feet (measured); thence South 00 degrees 36 minutes 17 seconds West for 46.18 feet; thence North 88 degrees 50 minutes 28 seconds West for 128.55 feet; thence North 01 degrees 24 minutes 34 seconds East for 20.0 feet to the North line of the East-West alley; thence South 88 degrees 50 minutes 28 seconds East for 114.11 feet to the Point of Beginning, containing 9.5841 acres including the alley and Street and 9.5154 acres excluding the alley and Street, now platted as Tract E of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat record C-519, records of Pulaski County, Arkansas.

                                  EXHIBIT A-1

                     LEGAL DESCRIPTION -- EASEMENT PARCELS
                     Park Plaza Mall, Little Rock, Arkansas

Those certain easements, rights and privileges of use for pedestrian and vehicular ingress, egress, parking, are other purposes as set forth in, and created under and by virtue of that certain Construction, Operation and Reciprocal Easement Agreement dated December 15, 1986, by and among Construction Developers, Incorporated; Dillard Department Stores, Inc.; and Herring-Marathon Masters Partnership B; filed in the official land records of Pulaski County, Arkansas, on December 31, 1986, as instrument 86-82744, as amended, modified and supplemented by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement effective December 31, 1986, by and among Construction Developers, Incorporated; Dillard Department Stores, Inc.; and Herring-Marathon Masters Partnership B, filed in the official land records of Pulaski County, Arkansas on July 27, 1989 as Instrument No. 88-39542, which easements, rights and privileges benefit the land described in Exhibit A hereto, and burden the following described land:

                [See legal description attached hereto and made
                      a part hereto consisting of 3 pages]

Tract 5 (Easement):

TOGETHER WITH rights of ingress and egress as set forth in that certain Construction, Operation, and Reciprocal Easement Agreement recorded as Instrument No. 86-82744 and amended by First Amendment to Construction, Operation and Reciprocal Easement Agreement recorded as Instrument No. 88-39542 over and across the following described lands:

A part of the Northeast Quarter of the Northeast Quarter, Section 1, Township 1 North, Range 13 West, which includes a portion of "B" Street closed by City of Little Rock, Ordinance No. 11,439 and Lots 7 through 13, Lots 14 through 26, inclusive, Henry Meirose Addition to the City of Little Rock, all being in Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said Northeast Quarter of the Northeast Quarter; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of said Northeast Quarter of the Northeast Quarter and the centerline of West Markham Street (of 60 foot width for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street and the Point of Beginning; thence North 88 degrees 38 minutes 23 seconds West along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degrees 21 minutes 37 seconds East for 42.0 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of West line of the Northeast Quarter of the Northeast Quarter; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the Northeast Quarter of the Northeast Quarter for 556.51 feet to the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest corner of an alley (of 20 foot width) running in an East-West direction; thence North 00 degrees 29 minutes East and along the East right of way of McKinley Street and parallel with the West line of the Northeast Quarter of the Northeast Quarter for 20.1 feet to the Southwest corner of Lot 1, Henry Meirose Addition and the Northwest corner of the East-West alley; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 1, 2, 3, 4, 5, and 6, Henry Meirose Addition to the City of Little Rock and the North line of the East-West alley for 294.00 feet to the common South corner of Lots 6 and 7, Henry Meirose Addition to the City of Little Rock; thence North 00 degrees 29 minutes East and along the common line of said Lots 6 and 7 for 140.00 feet to the common North corner of said Lots 6 and 7 and a point on the South right of way line of "C" Street (varying width right of way line; thence South 88 degrees 50 minutes 28 seconds East and along the North line of Lots 7, 8, 9, 10, 11, 12 and Henry Meirose Addition to the City of Little Rock and the South right of way line of "C" Street for 336.50 feet to the Northeast corner of said Lot 13 and the West right of way line of Arthur Street; thence South 00 degrees 29 minutes West and along the West right of way line of Arthur Street 140.00 feet to the Southeast corner of Lot 13, Henry Meirose Addition to the City of Little Rock, and a point on the East-West alley previously mentioned; thence North 88 degrees 50 minutes 28 seconds West and along the South line of Lots 13, 12 and 11, Henry Meirose Addition to the City of Little Rock and along the North line of said East-West alley for 114.11 feet to a point which is in line with the East wall of a two story brick building occupied by Dillard Department Stores, Inc.; thence South 01 degrees 34 minutes 36 seconds West and along the East wall and wall line projected both North and South for 594.02 feet to a point; thence South 88 degrees 38 minutes 23 seconds East for 160.36 feet to a point; thence South 01 degrees 21 minutes 37 seconds West for 194.81 feet to the Point of Beginning; less and except the East-West alley (of 20 foot width) running through Henry Meirose Addition to the City of Little Rock, more particularly described as follows: Beginning at the Northwest corner

                                 --continued--
of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest corner of an alley (of 20 foot width) running in an East-West direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the Northeast Quarter of the Northeast Quarter for 20.0 feet to the Northwest corner of the alley and the Southwest corner of Lot 1, Henry Meirose Addition; thence South 88 degrees 50 minutes 28 seconds East and along the North line of said East-West alley and the South line of Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11, Henry Meirose Addition to the City of Little Rock, 516.39 feet; thence South 01 degrees 24 minutes 36 seconds West for 20.0 feet to a point on the North line of Lot 16, Henry Meirose Addition to the City of Little Rock and a point on the South line of said East-West alley; thence North 88 degrees 50 minutes 28 seconds West and along the North line of Lots 16 through 28, inclusive, Henry Meirose Addition to the City of Little Rock and the South line of said East-West alley for 516.07 feet to the Point of Beginning, LESS AND EXCEPT Part of Tract D, Park Plaza Addition in the City of Little Rock, Pulaski County, Arkansas, as recorded in Plat Book C at Page 519, being more particularly described as follows:

Beginning at the Northwest corner of the Tract A, Park Plaza Addition; thence North 00 degrees 29 minutes ?? seconds East along the existing East right-of-way line of McKinley Street 183.00 feet; thence 05 degrees 10 minutes 05 seconds East along the proposed East right-of-way line of McKinley Street 184.17 feet; thence North 88 degrees 40 minutes 09 seconds West 18.14 feet to the point of beginning, containing 10.0577 acres, including East-West alley and 9.8207 acres, excluding the alley, now platted as Tract B and Part of Tract D ?? Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat in Book C-519, records of Pulaski County, Arkansas.

Tract 6 (Easement):

TOGETHER WITH rights of ingress and egress as set forth in that certain Construction, Operation, and Reciprocal Easement Agreement recorded as Instrument No. 86-82744 and amended by First Amendment to Construction, Operation and Reciprocal Easement Agreement recorded as Instrument No.88-39542, over and across the following described lands:

A part of the Northeast Quarter of the Northeast Quarter, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas more particularly described as follows: From the Southeast corner of the said Northeast Quarter of the Northeast Quarter, run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said Northeast Quarter of the Northeast Quarter and the centerline of West Markham Street (of 6?? feet width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North ?? of way line of West Markham Street; thence North 01 degrees 21 minutes 37 seconds East for 194.81 feet; thence North 88 degrees 38 minutes 23 seconds West for 160.36 feet to a point which is in line with the East wall of a two story brick building occupied by Dillard Department Stores, Inc.; thence North 01 degrees 24 minutes 36 seconds East and along the East wall projected North for
594.02 feet to the North line of an East-West alley and a point on the South line of Lot 11, Henry Meirose Addition to the City of Little Rock; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 11, 12 and 13, Henry Meirose Addition to the City of Little Rock, Pulaski County, Arkansas, and the North line of the East-West alley for



                                  -continued-

114.11 feet to the Southeast corner of said Lot 13; thence North 00 degrees 29 minutes East and along the East line of said Lot 13 and the West right of way line of Arthur Street for 26.12 feet to a point; thence South 89 degrees 03 minutes 32 seconds East for 637.63 feet to the West right of way line of University Avenue (of 80 foot width) and 40.0 feet West of the East line of the Northeast Quarter of the Northeast Quarter, thence South and along the West right of way line of University Avenue and parallel with the East line of the Northeast Quarter of the Northeast Quarter for 55.00 to the Point of Beginning; thence North 89 degrees 03 minutes 32 seconds West for 200.00 feet; thence South 01 degrees 21 minutes 37 seconds West for 200.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 59.44 feet; thence South 01 degrees 26 minutes 04 seconds West for 368.75 feet; thence North 88 degrees 38 minutes 23 seconds West for 69.86 feet; thence South 01 degrees 21 minutes 37 seconds West for 150.00 feet; thence South 88 degrees 38 minutes 23 seconds East for 143.81 feet; thence North 01 degrees 21 minutes 37 seconds East for 129.01 feet; thence South 88 degrees 38 minutes 23 seconds East for 200.00 feet to the West right of way line of University Avenue; thence North and along the West right of way line of University Avenue and parallel with the East line of the Northeast Quarter of the Northeast Quarter for 591.37 feet to the Point of Beginning, containing
3.7999 acres, more or less, now platted as Tract F of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat Record 519, records of Pulaski County, Arkansas.

                                   EXHIBIT B

                            MORTGAGOR'S CERTIFICATE

       The undersigned is the _______________ of __________, the general partner of (the "Mortgagor") and has made due investigation as to the matters hereinafter set forth and does hereby certify the following to induce FIRST UNION NATIONAL BANK, (the "Mortgagee") to, and does hereby request that Mortgagee, advance the aggregate sum of $________________________ (the "Disbursement") [from the Replacement Reserve or Repair and Remediation Reserve or Environmental Reserve] to the Mortgagor pursuant to the terms of that certain Mortgage and Security Agreement, dated as of __________, 2000, between the Mortgagee and the Mortgagor (together with any amendments, modifications, supplements and replacements thereof or therefor, the "Mortgage"), dated _______________, pursuant to that certain Disbursement request which is being submitted to the Mortgagee. (Capitalized terms used and not otherwise define shall have the respective meanings given to them in the Mortgage.)

       1. No default beyond any applicable notice and/or grace period exists under the Mortgage or under any of the other Loan Documents.

       2. The [Repairs, Deferred Maintenance or Environmental Work] relative to the Disbursement have been delivered or provided to Mortgagor and are properly, completely and permanently installed on or about the Mortgaged Property or otherwise properly completed, as applicable.

       3. All of the statements, invoices, receipts and information delivered in connection with the Disbursement request being submitted to the Mortgagee in connection herewith are true and correct as of the date hereof, and the amount requested in said Disbursement request accurately reflects the precise amounts due and payable during the period covered by such Disbursement request. All of the funds to be received pursuant to such Disbursement request shall be used solely for the purpose of reimbursing the Mortgagor for items previously paid or otherwise paying third parties for work or services completed pursuant to the provisions of Section 1.8 of the Mortgage.

       4. Nothing has occurred subsequent to the date of the Mortgage which has or may result in the creation of any lien, charge or encumbrance upon the Premises or the Improvements or any part thereof, or anything affixed thereto or used in connection therewith, or which has or may substantially and adversely impair the ability of the Mortgagor to make any payments of principal and interest on the Note or the ability of the Mortgagor to meet its obligations under the Mortgage.

       5. None of the labor, materials, overhead or other items of expense specified in the Disbursement request submitted herewith has previously been the basis of any Disbursement request by the Mortgagor or any payment by the Mortgagee and, when added to all sums previously disbursed by Mortgagee on account of the [Deferred Maintenance, Repairs or Environmental Work], do not exceed the costs of all [Deferred Maintenance, Repairs or

                                  EXHIBIT B-1

                           PERMITTED TITLE EXCEPTIONS

1.   All streets and public rights-of way.

2. All applicable laws, ordinances, rules, regulations, codes, orders and requirements of any federal, state, or local governmental authority thereunder now in effect.

3.   All general taxes not due and payable as of the date hereof.

4. All special assessments for Little Rock Sanitary Sewer System not due and payable as of the date hereof.

5. State of facts shown on map or plot of survey entitled ALTA/ACSM Land Title Survey Park Plaza Mall Little Rock, Pulaski County, Arkansas dated 2-15-00, last revised 3-23-00, prepared by Ben Kittler, Jr., Arkansas Professional Land Surveyor No. 568, bearing No. 50-01M-13W-0-01-110-60-0568, consisting of two pages.

6. Right of way easement in favor of City of Little Rock, Arkansas, for the use and benefit of the Little Rock Municipal Water Works: recorded in Book 784 at Page 139, records of Pulaski County, Arkansas.

7. Right of way easement in favor of City of Little Rock, Arkansas, for the use and benefit of the Little Rock Municipal Water Works: recorded in Book 1018 at Page 47, records of Pulaski County, Arkansas.

8. Restrictions, reservations and conditions contained in Plat and Bill of Assurance recorded in Plat Book C at Page 519 and Bill of Assurance recorded as Document No. 88-37459 records of Pulaski County, Arkansas.

9. Unrecorded lease agreement by and between Herring-Marathon Master Partnership B and Morrison Incorporated d/b/a Ruby Tuesday: a Short Form thereof being executed April 23, 1988, filed May 24, 1988, recorded as Document No. 88-26227, and related assignment and assumption of Lease executed May 2, 1995, and recorded July 25, 1995, as Document No. 95-42300, records of Pulaski County, Arkansas.

10. Unrecorded lease agreement by and between Herring-Marathon Master Partnership B and Luby's Cafeterias, Inc.: a Short Form thereof being executed December 1, 1987, filed February 3, 1988, recorded as Document No. 88-88-4855, records of Pulaski County, Arkansas.

11. Right of way easement in favor of City of Little Rock, Arkansas and Corporation Dedication Deed Incorporated therein: recorded as Document No. 93-63651, records of Pulaski County, Arkansas.

12. Right of way easement in favor of City of Little Rock, Arkansas and Corporation Dedication Deed Incorporated therein: recorded as Document No. 93-63652, records of Pulaski County, Arkansas.

13. Construction, Operation and Reciprocal Easement Agreement dated December 15, 1986, by and among Construction Developers, Incorporated, Dillard Department Stores, Inc. and Herring-Marathon Masters Partnership B, filed in the official land records of Pulaski County, Arkansas on December 31, 1986 as Instrument 86-82744, as amended, modified and supplemented by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement effective December 31, 1986 by and among Construction Developers, Incorporated, Dillard Department Stores, Inc. and Herring-Marathon Masters Partnership B. filed in the official land records of Pulaski County, Arkansas on July 27, 1989 as Instrument No. 88-39542, and related assignment and assumption of Lease executed May 2, 1995, and recorded July 25, 1995, as Document No. 96-13164 and Assignment of Reciprocal Easement Agreement recorded as Document No. 96-68743, records of Pulaski County, Arkansas.

                                    EXHIBIT C
                                  -------------

-------------------------------------------------------------------------------------------------
                              DESCRIPTION                               COST
-------------------------------------------------------------------------------------------------
Exterior Repairs                                         $ 4,700.00
-------------------------------------------------------------------------------------------------
Roofing Repairs                                          $ 9,570.00
-------------------------------------------------------------------------------------------------
Parking/Paving                                           $ 1,650.00
-------------------------------------------------------------------------------------------------
Amenities (Stair Railing) Repairs                        $ 7,500.00
-------------------------------------------------------------------------------------------------
Miscellaneous (Fire Sprinkler System)                    $ 6,000.00
-------------------------------------------------------------------------------------------------
TOTAL                                                    $29,420.00 X125% = $36,775.00
-------------------------------------------------------------------------------------------------

                                    EXHIBIT D

            "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Mortgagor, any servicer, REMIC Trustee or any of their respective affiliates:

                        (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by,
                        (a) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or (b) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks provided such obligations at the time of purchase or contractual commitment for purchase are qualified by the Rating Agencies as a Permitted Investment hereunder as evidenced in writing;

                        (ii) fully FDIC-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that the commercial paper and long-term unsecured debt obligations of such depository institution or trust company have the highest rating available for such securities by the Rating Agencies, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

                        (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                        (iv) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving the highest long-term unsecured debt rating available for such securities by the Rating Agencies, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

                        (v) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and is rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Central Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Central Account;

                        (vi) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in their highest rating available in their short-term and long-term unsecured debt ratings, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

                        (vii) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

                        (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have been designated in writing by the Rating Agencies as Permitted Investments with respect to this definition; and

                        (ix) if previously confirmed in writing to the REMIC Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, that may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to their initial rating of the Certificates;

provided, however, that no instrument or security shall be a Permitted
 Investment if (y) such instrument or security evidences a right to receive only interest payments or (z) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

              (e) In the event Mezzanine Lender or any purchaser at a UCC sale obtains title to the Mezzanine Collateral pursuant to and in accordance with the provisions of this Agreement, First Mortgage Lender hereby acknowledges and agrees that any transfer or assumption fee in the First Mortgage Loan Documents shall be waived as a condition to such transfer and any such transfer shall not constitute a breach or default under the First Mortgage Loan Documents or result in the acceleration of the First Mortgage Note.

              (f) If there are no Certificates outstanding, Mezzanine Lender may not transfer the Mezzanine Loan, or any part thereof, or exercise any rights it may have under the Mezzanine Loan Documents to obtain title to, or sell or transfer title to, all or any portion of the Mezzanine Collateral without first obtaining the approval of the First Mortgage Lender, except, in either case, if such transfer or sale is to a Permitted Institutional Transferee.

       3.     SUBORDINATION; INSURANCE PROCEEDS AND CONDEMNATION; CONSTRUCTIVE
TRUST.

              (a) Mezzanine Lender acknowledges and agrees that (i) the Mezzanine Loan is and shall remain in all respects subject and subordinate in time and in right to the First Mortgage Loan, its lien on the Property and collateral and all of its terms and provisions and to any modifications, consolidations, extension or renewals thereof and to any increases therein resulting from advances to protect or preserve the lien of the First Mortgage Loan Documents on the Property, (ii) no tenant under any lease of any portion of the Property will be made a party defendant in any foreclosure of the Mezzanine Collateral, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating any such lease, and (iii) no portion of the accounts, accounts receivable, rents, issues and profits of the Property shall be collected in connection with the foreclosure of the Mezzanine Collateral.

              (b) In the event of a casualty to the buildings or improvements constructed on the Property or a condemnation or taking under a power of eminent domain of the Property, the buildings or improvements thereon, First Mortgage Lender shall have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the "Award"), provided that if the amount of the Award is in excess of all amounts due under the First Mortgage Loan Liabilities, such excess Award shall be paid to or held by First Mortgage Lender (or any other person), as a distribution from the Company to the Mezzanine Borrower and for the benefit of Mezzanine Lender unless other parties (other than the Company and its Affiliates) have claimed the right to such awards or proceeds, in which case the First Mortgage Lender shall only be required to provide prompt written notice to the Mezzanine Lender of such excess Award and such claims by other parties. Notwithstanding the foregoing, in the event of a casualty or condemnation, First Mortgage Lender shall release the Awards from any such event to Company if and to the extent required by the terms and conditions of the First Mortgage Loan Documents in order to repair and restore the Property in accordance with the terms and provisions of the First Mortgage Loan Documents. Awards made available to Company for the repair or restoration of the Property shall not be subject to attachment by Mezzanine Lender to the extent used for such purpose.

              (c) In the event Mezzanine Lender receives any payment or other distribution of any kind or character from the Company or with respect to the Property (other than (i) with respect to funds payable to Mezzanine Lender pursuant to the terms of the Mezzanine Loan Documents, or (ii) with respect to voluntary prepayments of all or any portion of the Mezzanine Loan at a time when no Event of Default exists with respect to the First Mortgage Loan Documents), including with respect to Awards pursuant to Section 3(b) hereof, such payment or other distribution shall be received and shall be held by Mezzanine Lender in trust for First Mortgage Lender and promptly turned over by Mezzanine Lender to First Mortgage Lender upon demand therefor.

       4. AMENDMENTS TO LOAN DOCUMENTATION; MEZZANINE BORROWER ORGANIZATIONAL DOCUMENTS.

              (a) Notwithstanding any provision in the Mezzanine Loan Documents, First Mortgage Lender shall have the right to enter into, execute and agree to modify, amend, consolidate, spread, restate or waive any provision of the First Mortgage Loan Documents (including amending the First Mortgage Loan Documents in order to effectuate a defeasance of the First Mortgage Loan) without obtaining the consent of the Mezzanine Lender, provided no such modification, amendment, consolidation, spreader, restatement or waiver shall
(i) increase the principal amount secured by the First Mortgage Loan, (ii) increase the interest rate payable under the First Mortgage, (iii) provide for the payment of any additional interest, kicker or similar equity feature, (iv) modify the maturity date of the First Mortgage Loan (except that First Mortgage Lender may extend the maturity date of the First Mortgage Loan in connection any work-out or other surrender, compromise, release, renewal, or indulgence relating to the First Mortgage Loan), (v) spread the lien of the First Mortgage Loan to encumber any additional collateral, (vi) cross-default the First Mortgage Loan with any other indebtedness, (vii) make any amendment, modification or supplement to that certain Cash Management Agreement by and between the Company and First Mortgage Lender that is dated of even date with the First Mortgage Note which adversely affects the Mezzanine Lender, or (viii) adversely affects in any material respect the rights and interests of Mezzanine Lender under the Mezzanine Loan Documents. Notwithstanding the foregoing, any amounts funded by First Mortgage Lender under the First Mortgage Loan Documents as a result of (A) the making of any protective advances or other advances by First Mortgage Lender expressly permitted by the terms of the First Mortgage Loan Documents, or (B) interest accruals or accretions and any compounding thereof (including default interest) shall not at any time be deemed to contravene this Section 4(a).

              (b) First Mortgage Lender shall deliver to Mezzanine Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the First Mortgage Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by First Mortgage Lender) within five (5) business days after any of such applicable instruments have been executed by First Mortgage Lender.

              (c) Mezzanine Lender shall have the right to modify, amend, consolidate, spread or restate any provision of the Mezzanine Loan Documents without obtaining the consent of the First Mortgage Lender; provided no such modification, amendment, consolidation, spreader, restatement or waiver shall
(i) increase the principal amount secured by the Mezzanine Loan, (ii) increase the interest rate payable under the Mezzanine Loan, (iii) provide for the payment of any additional interest, kicker or similar equity feature, (iv) modify the maturity date of the Mezzanine Loan (except that Mezzanine Lender may extend the maturity date of the Mezzanine Loan in connection any work-out or other surrender, compromise, release, renewal, or indulgence relating to the Mezzanine Loan), (v) spread the lien of the Mezzanine Loan to encumber any additional collateral, (vi) cross-default the Mezzanine Loan with any other indebtedness, or (vii) adversely affect in any material respect the rights and interests of First Mortgage Lender under the First Mortgage Loan Documents,
(viii) pledge the regular membership interests of Borrower owned by Park Plaza 2, LLC or Park Plaza 3, LLC, or (ix) materially increase the economic obligations of Mezzanine Borrower under the Mezzanine Loan Documents. Notwithstanding the foregoing, any amounts funded by Mezzanine Lender under the Mezzanine Loan Documents as a result of (A) the making of any protective advances or other advances by Mezzanine Lender expressly permitted by the terms of the Mezzanine Loan Documents, or (B) interest accruals or accretions and any compounding thereof (including default interest) shall not at any time be deemed to contravene this Section 4(c).

              (d) Mezzanine Lender shall deliver to First Mortgage Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Mezzanine Lender) within five (5) business days after any of such applicable instruments have been executed by Mezzanine Lender.

              (e) Mezzanine Lender shall consent to the amendment or modification of the Company's organizational documents upon request by the First Mortgage Lender in order to satisfy reasonable requests made by any Rating Agency in connection with the issuance of the Certificates; provided that same does not materially and adversely affect the rights and interests of Mezzanine Lender under the Mezzanine Loan Documents.

       5. CURING. Subject to the terms of Section 6, the Mezzanine Lender shall have the right, but not the obligation, (a) to cure an "Event of Default" by the Company under the First Mortgage Loan Agreement (subject to any right of the Company to contest an Event of Default under the First Mortgage Loan Agreement), and (b) to satisfy any Liens (as defined in the First Mortgage Loan Documents), claims or judgments against the Property, in either case, subject to the Company's right to contest such matters under the First Mortgage Loan Agreement. The Mezzanine Borrower shall reimburse the Mezzanine Lender on demand for any and all costs incurred by the Mezzanine Lender in connection with curing such an Event of Default by the Company under the First Mortgage Loan or satisfying any Liens, claims or judgments against the Property permitted hereunder.

       6.    NOTICES OF DEFAULT AND CURE.

             (a) Mezzanine Lender shall, simultaneously with delivery to the Company, give First Mortgage Lender copies of any notices given to Mezzanine Borrower under the Mezzanine Loan Documents of "Events of Default" or notices of events that with the passage of time and failure to cure, would result in the occurrence of a "default" or "Event of Default" under the Mezzanine Loan Documents, simultaneously with giving such notices to Mezzanine Borrower.

             (b) First Mortgage Lender, simultaneously with delivery to the Company, shall give Mezzanine Lender copies of all (i) notices given to Company under the First Mortgage Loan Documents of "Events of Default," (ii) notices of events that with the passage of time, the giving of notice, or both, may result in the occurrence of a "default" or "Event of Default" under the First Mortgage Loan Documents, and (iii) notice of payment defaults. The First Mortgage Lender shall not accelerate the indebtedness evidenced, secured and/or guaranteed by the First Mortgage Loan Documents, and it shall not pursue any remedies under the First Mortgage Loan Documents, unless the Mezzanine Lender shall have been given written notice of default at the time and in the manner specified herein and shall have failed to cure or cause to be cured such default within the cure period for such default, if any, under the First Mortgage Loan Documents, or within five (5) days after notice of any payment default, provided the foregoing shall not be construed to contravene the provisions of the First Mortgage Loan Documents with respect to late payment charges and default interest. The cure rights provided for in this Section 6(b) and Section 5 shall not be applicable in the event the Mezzanine Lender shall be the Company or any person or entity owned or controlled by the Company.

             (c) Mezzanine Lender shall be bound by any approvals, consents or waivers made by First Mortgage Lender to the extent First Mortgage Lender has the right to approve, consent to or waive any matter pursuant to and in accordance with the provisions of the First Mortgage Loan Documents.

       7. TERMINATION. This Agreement shall terminate upon full and final payment of any and all amounts due under the First Mortgage Loan, provided that all rights of Mezzanine Lender hereunder shall automatically terminate at such time as the Mezzanine Loan have been paid in full.

       8.    MISCELLANEOUS.

             (a) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Mezzanine Lender and First Mortgage Lender and their respective successors and assigns, whether immediate or remote. First Mortgage Lender and the Mezzanine Lender agree, and as a condition to assignment of the First Mortgage Loan or the Mezzanine Loan their assignees shall agree, that this Agreement will be assigned to all future assignees of the First Mortgage Loan or the Mezzanine Loan (as the case may be).

             (b) No Waiver by First Mortgage Lender or Mezzanine Lender. First Mortgage Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act by Company or Mezzanine Lender, or any non-compliance of Company or Mezzanine Lender with any agreement or obligation, regardless of any knowledge thereof which First Mortgage Lender may have or with which First Mortgage Lender may be charged; and no action of First Mortgage Lender permitted hereunder shall in any way affect or impair the rights of First Mortgage Lender and the obligations of Mezzanine Lender under this Agreement. No delay on the part of First Mortgage Lender in the exercise of any rights or remedies shall operate as a waiver thereof; and no single or partial exercise by First Mortgage Lender of any other right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon First Mortgage Lender except as expressly set forth in a writing duly signed and delivered on behalf of First Mortgage Lender.

             Mezzanine Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act by Company, Mezzanine Borrower, or First Mortgage Lender, or any non-compliance of Company, Mezzanine Borrower, or First Mortgage Lender with any agreement or obligation, regardless of any knowledge thereof which Mezzanine Lender may have or with which Mezzanine Lender may be charged; and no action of Mezzanine Lender permitted hereunder shall in any way affect or impair the rights of Mezzanine Lender and the obligations of First Mortgage Lender under this Agreement. No delay on the part of Mezzanine Lender in the exercise of any rights or remedies shall operate as a waiver thereof; and no single or partial exercise by Mezzanine Lender of any right or remedy shall preclude other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon Mezzanine Lender except as expressly set forth in a writing duly signed and delivered on behalf of Mezzanine Lender.

             (c)    Further Assurances.

                    (i) Mezzanine Lender shall execute such further documents or instruments and take such further action as First Mortgage Lender may reasonably require from time to time to carry out the intent of this Agreement.

                    (ii) First Mortgage Lender shall execute such further documents or instruments and take such further action as Mezzanine Lender may reasonably require from time to time to carry out the intent of this Agreement.

             (d) Notices. Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing, and shall be deemed given (i) if and when personally delivered, (ii) upon receipt if sent by a nationally recognized overnight courier addressed to a party at its address set forth below, or (iii) on the third business day after being deposited in United States registered or certified mail, postage prepaid, addressed to a party at its address set forth below:

             If to First Mortgage Lender:

                    -------------------------------------
                    -------------------------------------
                    -------------------------------------

             If to Mezzanine Lender:

                    -------------------------------------
                    -------------------------------------
                    -------------------------------------

Any party hereto may change the address at which notices hereunder are required to be given to such party by notice to the other parties in accordance herewith.

             (e) Construction and Interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

             (f) Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, modified or waived other than by a written agreement executed by the party against which such amendment, modification or waiver is sought to be enforced.

             (g) Counterparts. This Agreement may be executed in execution counterparts by the signatories hereto and each such counterpart shall have the force and effect of an original.

             (h) Third Party Beneficiary. Neither the Company, the Mezzanine Borrower, nor any other person shall be deemed a third party beneficiary of this Agreement.


                    SIGNATURES COMMENCE ON THE FOLLOWING PAGE

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.


                                        --------------------------------,
                                        as First Mortgage Lender


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        --------------------------------,
                                        as Mezzanine Lender


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


Attached: Exhibit A - Legal Description
          Exhibit B - Approved Mezzanine Lenders

STATE OF __________________ )
                            ) ss:
COUNTY OF _________________ )


     This instrument was acknowledged before me on the ___ day of ____________, 19__, by ________________, the ____________________ of ___________________, a
__________________, on behalf of said ______________________ for the uses and purposes therein set forth.



                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires:
                                                              ------------------


                                        ----------------------------------------
                                        Printed or Typed Name of Notary


STATE OF __________________ )
                            ) ss:
COUNTY OF _________________ )


     This instrument was acknowledged before me on the ___ day of ____________, 19__, by ________________, the ____________________ of ___________________, a
__________________, on behalf of said ______________________ for the uses and purposes therein set forth.





                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires:
                                                              ------------------


                                        ----------------------------------------
                                        Printed or Typed Name of Notary

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   [Attached]